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                                                                 EXHIBIT 4(a)(i)


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                                   ONEIDA LTD.


                       AMENDED AND RESTATED NOTE AGREEMENT


                           Dated as of January 1, 1992


                          $30,000,000 Principal Amount
                               8.52% Senior Notes
                              Due January 15, 2002
















                                                                PPN: 682505 B# 8
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                                   ONEIDA LTD.

                       AMENDED AND RESTATED NOTE AGREEMENT


Dated as of January 1, 1992


To the Purchasers Named
  in Schedule I Hereto


Ladies and Gentlemen:


         ONEIDA LTD., a New York corporation (the "Company"), agrees with you as follows:

'SS'1. DESCRIPTION OF NOTES AND COMMITMENT

         1.1 Description of Notes. This Amended and Restated Note Agreement (the "Agreement") amends and restates that certain Note Agreement dated as of January 1, 1992, the notes issued thereunder between the Company and the Purchasers named therein, and shall not constitute a novation of such Note Agreement or all or any portion of the indebtedness evidenced thereby. The Company has authorized the issuance and sale of $30,000,000 aggregate principal amount of its Senior Notes (the "Notes"), to be dated the date of issuance, to bear interest from such date at the rate of 8.52% per annum prior to maturity, payable semi-annually on the fifteenth day of July and January of each year, commencing July 15, 1992, and at maturity, to bear interest on overdue principal (including any overdue required or optional prepayment), premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the greater of (a) the rate of interest publicly announced by The Chase Manhattan Bank (or its successors or assigns) as its Prime Rate plus one percent (1%) or
(b) 10.52% per annum, to be expressed to mature on January 15, 2002 and to be substantially in the form attached as Exhibit A. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement and each Note delivered in substitution or exchange therefor and, where applicable, shall include the singular number as well as the plural. Any reference to you in this Agreement shall in all instances be deemed to include any nominee of yours or any separate account or other person on whose behalf you are purchasing Notes. You are sometimes referred to herein as a "Purchaser" and, together with the other Purchaser, as the "Purchasers." The obligations of the Company hereunder and under the Notes shall be guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guarantees.

         1.2 Commitment; Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Notes in the aggregate principal amount set forth opposite your name in the attached Schedule I at a price of 100% of the principal amount thereof.

         Delivery of and payment for the Notes shall be made at the offices of Gardner, Carton & Douglas, 321 North Clark Street, Quaker Tower, Chicago, Illinois 60610, at 9:00 a.m., Chicago Time, on January 30, 1992, or at such later time or on such later date, not later than 5:00 p.m. Chicago Time, on January 31, 1992, as may be mutually agreed upon by the Company and the Purchasers (the "Closing Date"). The Notes will be delivered to you in fully registered form, issued in your name or in the name of your nominee. Delivery of the Notes to you on the Closing Date shall be against payment of the purchase price thereof in Federal Funds or other funds in U.S. dollars immediately available at the principal office of Chase Lincoln First Bank, N.A., Rochester, New York, A.B.A. No. 022300173, for deposit in the Company's Account No. 0102042942. If on the Closing Date the Company shall fail to tender the Notes to you, you shall be relieved of all remaining obligations under this Agreement. Nothing in the preceding sentence shall relieve the Company of any liability occasioned by such failure to deliver the Notes. If on the Closing Date any Purchaser shall fail to tender the purchase price of Notes set forth in Schedule I hereto to the Company, the Company shall be relieved of all remaining obligations under


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


this Agreement. Nothing in the preceding sentence shall relieve any Purchaser of any liability occasioned by its failure to deliver such Funds. The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts of any other Purchaser.

'SS'2. PREPAYMENT OF NOTES

         2.1 Required Prepayments. (a) In addition to payment of all outstanding principal of the Notes at maturity and regardless of the amount of Notes which may be outstanding from time to time, the Company shall prepay and there shall become due and payable on January 15 in each year, $4,285,714.29 of the principal amount of the Notes or such lesser amount as would constitute payment in full on the Notes, commencing January 15, 1996 and ending January 15, 2001 inclusive, with the remaining principal payable on January 15, 2002. Each such prepayment shall be at a price of 100% of the principal amount prepaid, together with interest accrued thereon to the date of prepayment.

         (b) (i) In the event of a Change of Control, the Company shall, immediately upon learning thereof, but in any event within five days after the date of such Change of Control, give written notice to each holder of a Note of the Change of Control, accompanied by a certificate of an authorized officer of the Company describing in detail the nature of the Change of Control and containing an offer by the Company to prepay the Notes on the terms set forth in the following sentence (the "Change Notice"). Subject to clause (ii) of this paragraph (b), the Company shall prepay, on a date specified in such notice by the Company which shall be not less than 45 or more than 60 calendar days after the effective date of such Change in Control, the entire principal amount of the Notes held by each holder at the price set forth in Section 2.2(b).

             (ii) A holder of Notes may accept or reject the offer of the Company to prepay Notes made pursuant to clause (i) of this paragraph (b) by causing a notice of such acceptance or rejection to be delivered to the Company not more than 30 calendar days following receipt of the Change Notice. A failure by a holder of Notes to respond to an offer to prepay made pursuant to clause
(i) of this paragraph (b) shall be deemed to constitute an acceptance of such offer by such holder.

         2.2 Optional Prepayments. (a) Upon notice as provided in Section 2.3, the Company may prepay the Notes, in whole or in part, at any time, in an amount of not less than $1,000,000 or in integral multiples of $100,000 in excess thereof at the price set forth in Section 2.2(b).

         (b) Each prepayment made pursuant to Section 2.1(b), Section 7.8 or paragraph (a) of this Section 2.2 shall be at a price of (i) 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, if the Reinvestment Yield, on the applicable Determination Date, equals or exceeds the interest rate payable on or in respect of the Notes, or
(ii) 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, plus a premium, if the Reinvestment Yield, on such Determination Date, is less than the interest rate payable on or in respect of the Notes. The premium shall equal (x) the aggregate present value of the amount of principal being prepaid (taking into account the manner of application of such prepayment required by Section 2.2(c)) and the present value of the amount of interest (exclusive of interest accrued to the date of prepayment) which would have been payable in respect of such principal absent such prepayment, determined by discounting (semi-annually on the basis of a 360-day year composed of twelve 30-day months) each such amount utilizing an interest factor equal to the Reinvestment Yield, less (y) the principal amount to be prepaid.

         (c) Any prepayment pursuant to Section 2.2(a) or 7.8 of less than all of the Notes outstanding shall be applied, to reduce, pro rata, each of the prepayments and the final payment at maturity required by Section 2.1.

         (d) Except as provided in Section 2.1, this Section 2.2 and Section 7.8, the Notes shall not be prepayable in whole or in part.

         2.3 Notice of Prepayments. The Company shall give notice of any prepayment of the Notes pursuant to Section 2.1(b) or Section 2.2(a) or Section
7.8 to each holder of the Notes not less than 30 days nor more than 60 days before the date fixed for prepayment, specifying (i) such date, (ii) the principal amount of the holder's


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


Notes to be prepaid on such date, (iii) the date as of which the premium, if any, will be calculated and (iv) the accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the premium, if any, and accrued interest thereon shall become due and payable on the prepayment date specified in such notice.

         The Company also shall give notice to each holder of the Notes by telecopy, telegram, telex or other same-day written communication, as soon as practicable but in any event not later than two business days prior to the prepayment date, of the premium, if any, applicable to such prepayment and the details of the calculations used to determine the amount of such premium.

         2.4 Surrender of Notes on Prepayment or Exchange. Subject to Section 2.5, upon any partial prepayment of a Note pursuant to this Section 2 or partial exchange of a Note pursuant to Section 10.3, such Note may, at the option of the holder thereof, (i) be surrendered to the Company pursuant to Section 10.3 in exchange for a new Note equal to the principal amount remaining unpaid on the surrendered Note, or (ii) be made available to the Company for notation thereon of the portion of the principal so prepaid or exchanged. In case the entire principal amount of any Note is prepaid or exchanged, such Note shall, at the written request of the Company, be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of such Note.

         2.5 Direct Payment. Notwithstanding any other provision contained in the Notes or this Agreement, the Company will pay all sums becoming due on each Note held by you or any subsequent Institutional Holder by wire transfer of immediately available federal funds to such account as you or such subsequent Institutional Holder has designated in Schedule I, or as you or such subsequent Institutional Holder may otherwise designate by written notice to the Company, in each case without presentment and without notations being made thereon, except that any such Note so paid or prepaid in full shall, at the written request of the Company, be surrendered to the Company for cancellation. Any wire transfer shall identify such payment in the manner set forth in Schedule I and shall identify the payment as principal, premium, if any, and/or interest. You and any subsequent Institutional Holder of a Note to which this Section 2.5 applies agree that, before selling or otherwise transferring any such Note, you or it will make a notation thereon of the aggregate amount of all payments of principal theretofore made and of the date to which interest has been paid.

         2.6 Allocation of Payments. If less than the entire principal amount of all the Notes outstanding is to be paid, the Company will prorate the aggregate principal amount to be paid among the outstanding Notes in proportion to the unpaid principal.

         2.7 Payments Due on Saturdays, Sundays and Holidays. In any case where the date of any required prepayment of the Notes or any interest payment date on the Notes or the date fixed for any other payment of any Note or exchange of any
Note is not a Business Day, then such payment, prepayment or exchange need not be made on such date but may be made on the next preceding Business Day, with the same force and effect as if made on the due date.

'SS'3. REPRESENTATIONS

         3.1 Representations of the Company. As an inducement to, and as part of the consideration for, your purchase of the Notes pursuant to this Agreement, the Company represents and warrants to you as follows:

         (a) Corporate Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as presently proposed to be conducted, to enter into and perform the Agreement and to issue and sell the Notes as contemplated in the Agreement.

         (b) Qualification to Do Business. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of the business transacted by it or the character of its properties owned or leased makes such qualification or licensing necessary.


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


         (c) Subsidiaries. The Company has no Subsidiaries, as defined in
Section 5.1, except those listed in Annex I, which correctly sets forth whether such Subsidiary is a Restricted Subsidiary and the jurisdiction of incorporation and the percentage of the outstanding Voting Stock or equivalent interest of each Subsidiary which is owned, of record or beneficially, by the Company and/or one or more Subsidiaries. Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is duly licensed or qualified and in good standing as a foreign corporation in each other jurisdiction where the nature of the business transacted by it or the character of its properties owned or leased makes such qualification or licensing necessary. A list of those jurisdictions wherein each Subsidiary is qualified to do business is set forth in Annex I. Each Subsidiary has full corporate power and authority to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted. The Company or each Subsidiary has good and marketable title to all of the shares it purports to own of the capital stock of each Subsidiary, as the case may be, free and clear in each case of any Lien or encumbrance, and all such shares have been duly issued and are fully paid and nonassessable.

          (d) Financial Statements. The consolidated balance sheets of the Company and its Restricted Subsidiaries as of January 29, 2000 and the related consolidated statements of income, stockholders' equity and cash flows for the year ended January 29, 2000, accompanied by the report and unqualified opinion of PriceWaterhouseCoopers, independent certified public accountants, copies of which have heretofore been delivered to you, were prepared in accordance with GAAP (except as otherwise noted therein) and present fairly the consolidated financial condition and consolidated results of operations and cash flows of the Company and its Restricted Subsidiaries for and as of the end of each of such year.

         (e) No Contingent Liabilities or Adverse Changes. Neither the Company nor any of its Subsidiaries has any contingent liabilities which are material to the Company and its Subsidiaries taken as a whole other than as indicated on the financial statements described in the foregoing paragraph (d) of this Section 3.1, and since January 29, 2000, there have been no material adverse changes in the condition, financial or otherwise, of the Company and its Subsidiaries except those occurring in the ordinary course of business.

         (f) No Pending Litigation or Proceedings. Except as set forth on
Schedule 3.1(f) attached hereto, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its Subsidiaries, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which might result, either individually or in the aggregate, in any material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or on the Company's ability to perform its obligations under this Agreement or the Notes.

         (g) Compliance with Law. (i) Neither the Company nor any of its Subsidiaries is: (x) in default with respect to any order, writ, injunction or decree of any court to which it is a named party; or (y) in default under any law, rule, regulation, ordinance or order relating to its or their respective businesses, the sanctions and penalties resulting from which defaults described in clauses (x) and (y) might have a material adverse effect on the business, properties, operations, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, or on the Company's ability to perform its obligations under this Agreement or the Notes.

                  (ii) Neither the Company nor any Subsidiary nor any Affiliate of the Company is an entity defined as a "designated national" within the meaning of the Foreign Assets Control Regulations, 31 C.F.R. Chapter V, or for any other reason, subject to any restriction or prohibition under, or is in violation of, any Federal statute or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or Order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property.

         (h) Pension Reform Act of 1974. Based upon the representations of the Purchasers set forth in Section 3.2, neither the purchase of the Notes by you nor the consummation of any of the other transactions contemplated by this Agreement is or will constitute a "prohibited transaction" within the meaning of
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or
Section 406 of the Employee Retirement


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Income Security Act of 1974, as amended ("ERISA"). The Internal Revenue Service has issued a favorable determination letter with respect to each "employee pension benefit plan," as defined in Section 3 of ERISA, established, maintained or contributed to by the Company or any Subsidiary (except for any Plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees) (a "Plan") that the same is qualified under Section 401(a) and related provisions of the Code and that each related trust or custodial account is exempt from taxation under Section 501(a) of the Code. All Plans of the Company or any Subsidiary comply in all material respects with ERISA and other applicable laws. There exist with respect to the Company or any Subsidiary no "multi-employer plans," as defined in the Multi-employer Pension Plan Amendments Act of 1980, for which a material withdrawal or termination liability may be incurred. There exist with respect to all Plans or trusts established or maintained by the Company or any Subsidiary: (i) no material accumulated funding deficiency within the meaning of ERISA; (ii) no termination of any Plan or trust which would result in any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or any "reportable event," as that term is defined in ERISA, which is likely to constitute grounds for termination of any Plan or trust by the PBGC; and (iii) no "prohibited transaction," as that term is defined in ERISA, which is likely to subject any Plan, trust or party dealing with any such Plan or trust to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code.

         (i) Title to Properties. The Company and each Subsidiary has (i) good title in fee simple or its equivalent under applicable law to all the real property owned by it and (ii) good title to all other Property owned by it, in each case free from all Liens except (x) those securing Indebtedness of the Company or a Subsidiary, which are listed in the attached Annex II and (y) other Liens that would be permitted pursuant to Section 7.5.

         (j) Leases. The Company and each Subsidiary enjoy peaceful and undisturbed possession under all leases under which the Company or such Subsidiary is a lessee or is operating. None of such leases contains any provision which might materially and adversely affect the operation or use of the property so leased. All of such leases are valid and subsisting and neither the Company nor any Subsidiary is in default with respect to any such leases which are material to the business, Properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

         (k) Franchises, Patents, Trademarks and Other Rights. The Company and each Subsidiary have all franchises, permits, licenses and other authority necessary to carry on their businesses as now being conducted and as proposed to be conducted, and none is in default under any of such franchises, permits, licenses or other authority which are material to their respective businesses, Properties, operations or condition, financial or otherwise. The Company and each Subsidiary own or possess all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing necessary for the present conduct of their businesses, without any known conflict with the rights of others which might result in any material adverse change in their respective businesses, Properties, operations or condition, financial or otherwise.

         (l) Status of Notes and Sale of Notes. The Agreement and the Notes have been duly authorized on the part of the Company, have been duly executed and delivered by an authorized officer of the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in equity or at law. The sale of the Notes and compliance by the Company with all of the provisions of this Agreement and of the Notes (i) are within the corporate powers of the Company, (ii) have been duly authorized by proper corporate action, (iii) are legal, (iv) will not violate any provisions of any law or regulation or order of any court, governmental authority or agency and
(v) will not result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien on any property of the Company or any Subsidiary under the provisions of, any charter document, by-law, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their property may be bound.

         (m) No Defaults. No event has occurred and no condition exists which, upon the issuance of the Notes, would constitute an Event of Default, or with the lapse of time or the giving of notice or both would become an Event of Default, under this Agreement. Neither the Company nor any Subsidiary is in default under any

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charter document, by-law, loan agreement or other material agreement or material instrument to which it is a party or by which it or its property may be bound, nor has the Company nor any Subsidiary obtained any waivers with respect to any defaults under any loan agreements or other material agreements or instruments.

         (n) Governmental Consent. Neither the nature of the Company or any of its Subsidiaries, their respective businesses or properties, nor any relationship between the Company or any of its Subsidiaries and any other Person, nor any circumstances in connection with the offer, issue, sale or delivery of the Notes is such as to require a consent, approval or authorization of, or withholding of objection on the part of, or filing, registration or qualification with, any governmental authority on the part of the Company in connection with the execution and delivery of this Agreement or the offer, issue, sale or delivery of the Notes.

         (o) Taxes. All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have been filed or appropriate extensions have been filed with respect thereto, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary, or upon any of their respective properties, income or franchises, which are due and payable, have been paid timely or within appropriate extension periods or are being contested in good faith by appropriate proceedings. The Company does not know of any proposed additional tax assessment against it or any Subsidiary for which adequate provision has not been made on its books. The federal income tax liability of the Company and its Subsidiaries has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended January 31, 1987, and no material controversy in respect of additional taxes due since such date is pending or to the Company's knowledge threatened. The provisions for taxes on the books of the Company and each Subsidiary are adequate for all open years and for the current fiscal period.

         (p) Status under Certain Statutes. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

         (q) Private Offering. Neither the Company nor Manufacturers Hanover Securities Corporation (the only Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering of the Notes or any similar security of the Company) has offered any of the Notes or any similar security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than not more than 35 institutional investors, including the Purchasers, each of whom was offered all or a portion of the Notes at private sale for investment. Neither the Company nor anyone acting on its authorization will offer the Notes or any part thereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act.

         (r) Effect of Other Instruments. Neither the Company nor any Subsidiary is bound by any agreement or instrument or subject to any charter or other corporate restriction which materially and adversely affects the business, properties, operations, or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the Company's ability to perform its obligations under this Agreement or the Notes.

         (s) Use of Proceeds. The Company will apply the proceeds from the sale of the Notes to reduce the outstanding balance of bank Indebtedness in the approximate amount of $30,000,000 incurred to finance plant modernization. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II). Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of Regulation G, and none of the proceeds from the sale of the Notes will be used to purchase or carry or refinance any borrowing the proceeds of which were used to purchase or carry any "margin stock" or "margin security" in violation of Regulations G, T, U or X.

         (t) Condition of Property. All of the facilities of the Company and each of its Subsidiaries are in sound operating condition and repair except for facilities being repaired in the ordinary course of business or facilities which individually or in the aggregate are not material to the business, properties, operations, or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

         (u) Books and Records. The Company and each of its Subsidiaries (i) maintain books, records and accounts in reasonable detail which accurately and fairly reflect their respective transactions and business affairs, and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management's general or specific authorization and to permit preparation of financial statements in accordance with GAAP.

         (v) Full Disclosure. Neither the Confidential Information Memorandum dated as of May 18, 2000 which has heretofore been delivered to you, the financial statements referred to in paragraph (d) of this Section 3.1, nor this Agreement, nor any other statement or document furnished by the Company to you in connection with the negotiation of the sale of the Notes and in connection with the execution of this Agreement, nor any document executed or delivered in connection therewith, taken together, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made. There is no fact known, or which, with reasonable diligence would be known, by the Company which the Company has not disclosed to you in writing which has a material adverse effect on or, so far as the Company can now foresee, will have a material adverse effect on the business, property, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its undertakings under and in respect of this Agreement and the Notes.

         (w) Environmental Compliance. The Company and each Subsidiary (i) is in compliance in all material respects with all applicable environmental, transportation, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 'SS''SS'6901 et seq., and (ii) has not acquired, incurred or assumed, directly or indirectly, any material contingent liability in connection with the release or storage of any toxic or hazardous waste or substance into the environment. The Company and its Subsidiaries have not acquired, incurred or assumed, directly or indirectly, any material contingent liability in connection with a release or other discharge of any hazardous, toxic or waste material, including petroleum, on, in, under or into the environment surrounding any property owned, used or leased by any of them.

         3.2 Representations of the Purchasers. As an inducement to, and as part of the Company's consideration for the sale of the Notes pursuant to this Agreement, each of you represents, respectively, and in entering into this Agreement the Company understands, that (i) you are an Institutional Holder,
(ii) you are acquiring Notes for the purpose of investment and for your own account and not with a view to the distribution thereof; provided that the disposition of your property shall at all times be and remain within your control, subject, however, to compliance with Federal securities laws. You acknowledge that the Notes have not been registered under the Securities Act or the laws of any state and you understand that the Notes must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. You have been advised that the Company does not contemplate registering, and is not legally required to register, the Notes under the Securities Act.

         Each of you further represents that either: (i) no part of the funds to be used by you to purchase the Notes will constitute assets allocated to any separate account maintained by you; or (ii) no part of the funds to be used by you to purchase the Notes will constitute assets allocated to any separate account maintained by you such that the application of such funds will constitute a prohibited transaction under Section 406 of ERISA; or (iii) all or a part of such funds will constitute assets of one or more separate accounts maintained by you, and you have disclosed to the Company the names of such employee benefit plans whose assets in such separate account or accounts exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account or accounts as of the date of such purchase and the Company has advised you in writing that the Company is not a party-in-interest nor are the Notes employer securities with respect to the particular employee benefit plans disclosed to the Company by you as aforesaid (for the purpose of this clause (iii), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan). As used herein, the terms "separate account," "party-in-interest," "employer securities," and "employee benefit plan" have the meanings assigned to them in ERISA.

'SS'4. CLOSING CONDITIONS

         Your obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which are to be performed at or prior to the time of delivery of the Notes, and to the following conditions to be satisfied on or before the Closing Date:

         4.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement or otherwise made in writing in connection herewith shall be true and correct on or as of the Closing Date and the Company shall have delivered to you a certificate to such effect, dated the Closing Date and executed by the President or the chief financial officer of the Company.

         4.2 Legal Opinions. You shall have received from Gardner, Carton & Douglas, who is acting as your special counsel in this transaction, and from Catherine H. Suttmeier, associate counsel to the Company and from Shearman & Sterling, special counsel for the Company, their respective opinions, dated as of such Closing Date, in form and substance satisfactory to you and covering substantially the matters set forth or provided in the attached Exhibit B.

         4.3 Events of Default. No event shall have occurred and be continuing on the Closing Date which would constitute an Event of Default, as defined in
Section 8.1, or with notice or lapse of time or both would become such an Event of Default, and the Company shall have delivered to you a certificate to such effect, dated the Closing Date and executed by the President or the chief financial officer of the Company.

         4.4 Payment of Fees and Expenses. The Company shall have paid all reasonable fees, expenses, costs and charges, including the fees and expenses of your special counsel, incurred by you through the date hereof and incident to the proceedings in connection with, and transactions contemplated by, this Agreement and the Notes (including any amendments, renewals, supplements or replacements thereto).

         4.5 Accountants' Letter. You shall have received a letter from the Company's independent certified public accountants acknowledging that you and the other Purchasers may rely on their opinion accompanying the audited financial statements referred to in Section 3.1(d).

         4.6 Legality of Investment. Your acquisition of the Notes shall constitute a legal investment as of the Closing Date under the laws and regulations of each jurisdiction to which you may be subject (without resort to any "basket" or "leeway" provision which permits the making of an investment without restriction as to the character of the particular investment being made), and such acquisition shall not subject you to any penalty or other onerous condition in or pursuant to any such law or regulation.

         4.7 Private Placement Number. A private placement number shall have been obtained from Standard & Poor's Corporation.

         4.8 Sale of All Notes. Contemporaneously with the sale of the Notes to you, the Company will complete and close the sale of Notes being purchased by each of the Purchasers set forth in Schedule I hereto.

         4.9 Proceedings and Documents. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation of such transactions shall be satisfactory in form and substance to you and your special counsel, and you and your special counsel shall have received copies (executed or certified as may be appropriate) of all legal documents or proceedings which you and they may reasonably request.

'SS'5. INTERPRETATION OF AGREEMENT

         5.1 Certain Terms Defined. The terms hereinafter set forth when used in this Agreement shall have the following meanings:

         1996 Note Agreement - That Note Agreement dated as of November 15, 1996 between THC Systems, Inc., the Company and the Purchasers which are signatories thereto.

         1996 Notes - The senior notes issued pursuant to the terms of the 1996 Note Agreement.

         Affiliate - Any Person (other than a Subsidiary Guarantor) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or any Subsidiary or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Agreement - As defined in Section 1.1.

         Bank Agreement - That Credit Agreement dated as of June 2, 2000, among the Company, The Chase Manhattan Bank, as Administrative Agent, Banc of America Securities, LLC, as Syndication Agent, Fleet National Bank, as Documentation Agent, HSBC Bank, USA, as Senior Managing Agent, Chase Securities Inc., as Arranger, and the banks signatory to such agreement, as such agreement may be from time to time amended. The term "Bank Agreement" shall also include replacement or additional credit agreements entered into by the Company or any Restricted Subsidiary Guarantor with banks or other institutional lenders.

         Banks - The bank lenders to the Company pursuant to the Bank Agreement.

         Business Day - Any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York; Los Angeles, California; or Chicago, Illinois are required or authorized to be closed.

         Capital Lease Obligations - The obligations of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         Change of Control - The occurrence of any one or more of the following:

         (a) any Person (other than an Executive Officer) or a group of Persons (other than a group of Persons consisting solely of Executive Officers) shall purchase or otherwise acquire, directly or indirectly, in one or more transactions, beneficial ownership of securities representing 20% or more of the combined voting power of the Company's Voting Stock, determined on the date prior to the date of such purchase or acquisition (or, if there is more than one transaction, the date of the last such purchase or acquisition);

         (b) the Company shall convey, transfer, lease or otherwise dispose of all or substantially all Consolidated Total Assets to any Person (other than a Majority-Owned Restricted Subsidiary);

         (c) there shall occur, in any consecutive twenty-four month period, a replacement of or change in a majority of the members of the Board of Directors of the Company, and such replacement shall not have been initiated by the Board of Directors which is incumbent at the time of commencement of such twenty-four month period;

         (d) the Company shall merge or consolidate into any other corporation other than into a Majority-Owned Restricted Subsidiary (and the Company shall not be the surviving corporation) in a transaction in which more than 20% of the voting power of the Company's Voting Stock (determined on the date prior to the date of the consummation of such transaction) is exchanged;

         (e) the Company or any Restricted Subsidiary shall purchase or otherwise acquire, directly or indirectly, in one or more transactions, beneficial ownership of Voting Stock of the Company, if, after giving effect to such purchase or acquisition, the Company (together with all Restricted Subsidiaries) shall have acquired, during any period of twelve consecutive months, beneficial ownership of an aggregate of 30% or more of the Voting Stock of the Company outstanding on the date immediately prior to the last such purchase or acquisition during such period (or, if there is more than one transaction, the date of the last such purchase or acquisition); or

         (f) the Company shall make a distribution of cash, securities or other properties (other than regular periodic cash dividends at a rate which is substantially consistent with past practice, including with respect to increases in dividends, and other than Common Stock or rights to acquire Common Stock) to holders of capital stock (including by means of dividend, reclassification, recapitalization or otherwise) which, together with all other such distributions during the 365-day period preceding the date of such distribution, has an aggregate fair market value in excess of an amount equal to 30% of the fair market value of the Voting Stock of the Company outstanding on the date immediately prior to such distribution.

         Closing Date - As defined in Section 1.2.

         Code - As defined in Section 3.1(h).

         Consolidated EBITDA - For any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, (c) depreciation and amortization expense, and (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, all as determined on a consolidated basis; provided that
(y) in determining Consolidated EBITDA of the Company and its Restricted Subsidiaries for any period that includes the Fiscal Quarter ending October 30, 1999, there shall also be added to Consolidated Net Income the sum of $8,500,000, representing pre-tax extraordinary and non-recurring charges incurred in such quarter, and (z) for purposes of calculating Consolidated EBITDA of the Company and its Restricted Subsidiaries for any period, the Consolidated EBITDA of any Person acquired by the Company or its Restricted Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated have been either (A) reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (B) found acceptable by the holders of the Notes.

         Consolidated Interest Coverage Ratio - As at the last day of any period of four consecutive Fiscal Quarters, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

         Consolidated Interest Expense - For any period, total interest expense (including that attributable to Capital Lease Obligations) of the Company and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP.

         Consolidated Leverage Ratio - As at the last day of any period of four consecutive Fiscal Quarters, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated EBITDA for such period.

         Consolidated Net Income - For any period, the gross revenues of the Company and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis in accordance with GAAP after eliminating earnings or losses attributable to outstanding minority interests, but excluding in any event:

                           (a) (i) any gains or losses on the sale or other disposition of Investments and (ii) any gains or losses on the sale or other disposition of plant, property and equipment which gains or losses exceed, in the aggregate, $100,000 during any Fiscal Year and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                           (b) the proceeds of any life insurance policy;

                           (c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary, except to the extent permitted to be included in Consolidated EBITDA pursuant to clause (z) of the definition of Consolidated EBITDA set forth above;

                           (d) net earnings and losses of any Person (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such Person prior to the date of such acquisition, except to the extent permitted to be included in Consolidated EBITDA pursuant to clause (z) of the definition of Consolidated EBITDA set forth above;

                           (e) net earnings and losses of any Person (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary prior to the date of such consolidation or merger, except to the extent permitted to be included in Consolidated EBITDA pursuant to clause (z) of the definition of Consolidated EBITDA set forth above;

                           (f) net earnings of any Person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions or readily marketable securities;

                           (g) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary.

                           (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

                           (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

                           (j) any gain arising from the acquisition of any securities of the Company or any Restricted Subsidiary;

                           (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such fiscal period or during the period consisting of the four consecutive Fiscal Quarters immediately following the end of such fiscal period; and

                           (l) any other extraordinary or non-recurring income or gain.

         Consolidated Net Worth - At any date, all amounts which would, in accordance with GAAP, be included on a consolidated balance sheet of the Company and its Restricted Subsidiaries under stockholders' equity at such date.

         Consolidated Tangible Assets - Consolidated Total Assets less the sum of (i) deferred assets, determined in accordance with GAAP on a consolidated basis, other than prepaid insurance, prepaid taxes, deferred taxes and deferred pension expense, (ii) all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with GAAP and (iii) Restricted Investments.

         Consolidated Total Assets - The consolidated total assets of the Company and its Restricted Subsidiaries determined in accordance with GAAP.

         Consolidated Total Debt - As of the date of determination, the aggregate principal amount of all Indebtedness of the Company and its Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

         Determination Date - The day 2 Business Days before the date fixed for a prepayment pursuant to a notice required by Sections 2.2(b) or 2.3 or the day 2 Business Days before the date of declaration pursuant to Section 8.2.

         ERISA - As defined in Section 3.1(h).

         Event of Default - As defined in Section 8.1.

         Exchange Act - The Securities Exchange Act of 1934, as amended, and as it may be further amended from time to time.

         Executive Officers - The Persons listed as "executive officers" in the most recent Form 10-K of the Company filed pursuant to the Exchange Act.

         Fiscal Quarter or Fiscal Year - The fiscal quarter or fiscal year of Borrower.

         GAAP - Generally accepted accounting principles in the United States of America, consistently applied.

         Guaranties - All obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of a Person guaranteeing or, in effect, guaranteeing any Indebtedness, dividend or other obligation, of any other Person in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         Indebtedness - (i) All items of borrowed money, including Capital Lease Obligations, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date at which Indebtedness is to be determined, (ii) all Guaranties (other than Guaranties of Indebtedness of the Company by a Restricted Subsidiary Guarantor in accordance with Section 7.12 or of a Restricted Subsidiary Guarantor by the Company), letters of credit and endorsements (other than of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business), in each case to support Indebtedness of other Persons; and (iii) all items of borrowed money secured by any mortgage, pledge or Lien existing on Property owned subject to such mortgage, pledge, or Lien, whether or not the borrowed money secured thereby shall have been assumed by the Company or any Restricted Subsidiary. Indebtedness of the Company and its Restricted Subsidiaries at January 25, 1992 is set forth in Annex II hereto.

         Institutional Holder - Any bank, trust company, insurance company, pension fund, mutual fund or other similar financial institution, including, without limiting the foregoing, any "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, which is or becomes a holder of any Note.

         Investments - All investments made, in cash or by delivery of property, directly or indirectly, in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

         Lien - Any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to file any financing statement under the Uniform Commercial Code of any jurisdiction in connection with any of the foregoing.

         Long-Term Lease - Any lease of real or personal property (other than a Capitalized Lease) having an original term of more than three years, including any period for which the lease may be renewed at the option of the lessor, whether or not theretofore renewed.

         Majority-Owned - When applied to a Restricted Subsidiary, any Restricted Subsidiary 80% of the Voting Stock of which is owned by the Company and/or its Majority-Owned Restricted Subsidiaries.

         Noteholder - Any holder of a Note.

         Notes - As defined in Section 1.1.

         PBGC - As defined in Section 3.1(h).

         Plan - As defined in Section 3.1(h).

         Person - Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Priority Indebtedness - Without duplication (i) all Indebtedness of Restricted Subsidiaries (except to the Company or a Majority-Owned Restricted Subsidiary Guarantor) in each case unsecured by Liens, (ii) the aggregate amount of Guaranties by Restricted Subsidiaries (except of Indebtedness of the Company in accordance with Section 7.13 or a Majority-Owned Restricted Subsidiary in accordance with Section 7.13), (iii) all Indebtedness of the Company and its Restricted Subsidiaries excluding the 1996 Notes (except to the Company or a Majority-Owned Restricted Subsidiary Guarantor) secured by any Lien on the Property of the Company or any Restricted Subsidiary and (iv) the redemption or liquidation value (whichever is higher) of all equity securities of Restricted Subsidiaries (other than common stock) which are not legally and beneficially owned by the Company or its Restricted Subsidiaries.

         Property - Any real or personal or tangible or intangible asset.

         Reinvestment Yield - The sum of (i) the yield set forth on page "USD" of the Bloomberg Financial Markets Service at 11:00 a.m., Central Time on the Determination Date opposite the maturity of the U.S. Treasury Security corresponding to the Weighted Average Life to Maturity, rounded to the nearest month, of the principal amount of the Notes to be prepaid, plus (ii) .50 of 1% with respect to Notes to be prepaid pursuant to Section 2.2(a) or (b) or Notes the payment of which has been accelerated with premium pursuant to Section 8.2. If no maturity exactly corresponding to such rounded Weighted Average Life to Maturity shall appear therein, yields for the two most closely corresponding published maturities (one of which occurs prior and the other subsequent to the Weighted Average Life to Maturity) shall be calculated pursuant to the foregoing sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis (rounding in each of such relevant periods, to the nearest month).

         Rentals - As of the date of any determination thereof, all fixed payments (including all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, assessments, amortization and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         Restricted Investments - Any Investment, except for:

                  (a) Investments in Restricted Subsidiary Guarantors;

                  (b) Investments made in the ordinary course of business in Property and assets to be used in the ordinary course of business of the Company and its Restricted Subsidiaries;

                  (c) Investments in Current Assets arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;

                  (d) advances to and Guaranties of loans to employees of the Company and its Restricted Subsidiaries for expenses incurred in the ordinary course of business;

                  (e) Investments in direct obligations of the United States or any instrumentality thereof, provided that such obligations have a final maturity not in excess of one year from the date of acquisition thereof;

                  (f) Investments in certificates of deposit maturing within one year from the date of acquisition thereof issued by (i) Chase Manhattan Bank, or (ii) in the case of any other bank, a bank organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term corporate debt is, at the time of acquisition thereof by the Company or any Subsidiary, accorded a rating of "A" or better by Moody's Investors Service, Inc., or "A" or better by Standard & Poor's Ratings Group;

                  (g) Investments in commercial paper maturing no more than 270 days from the date of issuance issued by any corporation organized under the laws of the United States or any state thereof, rated in the highest category by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group;

                  (h) Investments in money market funds registered under the Investment Company Act of 1940 which invest in securities which, in the aggregate, have an average rating of "A" or better (or an equivalent) by Moody's Investors Services, Inc. or Standard & Poor's Ratings Group;

                  (i) Investments in tax-exempt municipal bonds maturing not more than one year from the date of issue and which bear at least a MIG-1 rating; and

                  (j) Guaranties by the Company of Long-Term Leases of Majority-Owned Restricted Subsidiaries.

         Restricted Subsidiary - Any Subsidiary (i) which is organized under the laws of the United States, Puerto Rico, Mexico, Canada or a member of the European Union or a jurisdiction thereof, (ii) which conducts substantially all of its business and payments within the United States, Puerto Rico, Canada, Mexico or any member of the European Union, (iii) a majority of each class of capital stock of which is legally and beneficially owned by the Company or a Restricted Subsidiary or (iv) which is designated as a "Restricted Subsidiary" in Annex I hereto or in a written notice provided to each Noteholder. The Company and each Restricted Subsidiary which issues a Subsidiary Guarantee shall, as long as such Subsidiary Guarantee remains in effect, at all times remain a Restricted Subsidiary.

         Restricted Subsidiary Guarantor - Any Subsidiary Guarantor which is a Restricted Subsidiary.

         Securities Act - The Securities Act of 1933, as amended, and as it may be further amended from time to time.

         Sharing Agreement - The Sharing Agreement dated as of June 2, 2000 among the Banks, Allstate Life Insurance Company, Allstate Insurance Company and Pacific Life Insurance Company (formerly known as Pacific Mutual Life Insurance Company) substantially in the form attached hereto as Exhibit C.

         Subordination Agreement - That Subsidiary Subordination Agreement dated as of June 2, 2000 providing that all Indebtedness owed by each Subsidiary Guarantor to the Company is subordinated to the prior payment of Indebtedness owed to the Noteholders under this Agreement and the Subsidiary Guarantees substantially in the form attached hereto as Exhibit D.

         Subsidiary - Any corporation of which more than 50% of the outstanding shares of Voting Stock are owned or controlled by the Company or one or more Subsidiaries.

         Subsidiary Guarantees - The Guarantee Agreements substantially in the form attached as Exhibit E hereto executed by each Subsidiary Guarantor.

         Subsidiary Guarantors - Each of Buffalo China, Inc., Encore Promotions, Inc., THC Systems, Inc. (successor to Oneida Community China, Inc.) and each Restricted Subsidiary created or acquired after January 19, 1996, which becomes a "Guarantor" as such term is defined in the Bank Agreement or which is required to issue a Subsidiary Guaranty pursuant to Section 7.12.

         Voting Stock - Capital stock of any class of a corporation having power to vote for the election of members of the board of directors of such corporation, or persons performing similar functions (whether or not at the time stock of any class shall have or might have special voting powers or rights by reason of the happening of any contingency).

         Weighted Average Life to Maturity - As applied to any prepayment of principal of the Notes, at any date, the number of years obtained by dividing
(a) the then outstanding principal amount of the Notes to be prepaid into (b) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity, or other required payment, including payment at final maturity, foregone by such prepayment by (ii) the number of years (calculated to the nearest 1/12th) which will elapse between such date and the making of such payment.

         Wholly-Owned Restricted Subsidiary - When applied to a Restricted Subsidiary, any Restricted Subsidiary 100% of the Voting Stock of which is owned by the Company or its Wholly-Owned Restricted Subsidiaries.

         Terms which are defined in other Sections of this Agreement shall have the meanings specified therein.

         5.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP in force at the time of determination, except where such principles are inconsistent with the requirements of this Agreement.

         5.3 Valuation Principles. Except where indicated expressly to the contrary by the use of terms such as "fair value," "fair market value" or "market value," each asset, each liability and each capital item of any Person, and any quantity derivable by a computation involving any of such assets, liabilities or capital items, shall be taken at the net book value thereof for all purposes of this Agreement. "Net book value", for purposes of Section 7.8 hereof, with respect to any asset, liability or capital item of any Person shall mean the amount at which the same is recorded or, in accordance with GAAP, should have been recorded in the books of account of such Person, as reduced by any reserves which have been or, in accordance with GAAP, should have been set aside with respect thereto, without giving effect to any write-up, write-down or write-off, relating thereto which was made after the date of this Agreement.

         5.4 Direct or Indirect Actions. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

         5.5 Property. Wherever the word "property" is used in this Agreement, the lower case "p" is changed to the upper case "P".

         5.6 Officers. Whenever the phrase "chief financial officer" or "chief accounting officer" is used, the phrase "or Senior Vice President, Finance, Treasurer or Controller" shall be added.

'SS'6. AFFIRMATIVE COVENANTS

         The Company agrees that, for so long as any amount remains unpaid on any Note:

         6.1 Corporate Existence. The Company will maintain and preserve, and will cause each Subsidiary to maintain and preserve, its corporate existence and right to carry on its business and use, and cause each Subsidiary to use, its best efforts to maintain, preserve, renew and extend all of its rights, powers, privileges and franchise necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by Sections 7.7 or 7.8.

         6.2 Insurance. The Company will insure and keep insured at all times all of its properties and all of its Subsidiaries' properties which are of an insurable nature and of the character usually insured by companies operating similar properties, against loss or damage by fire and from other causes customarily insured against by companies engaged in similar businesses in such amounts as are usually insured against by such companies. The Company also will maintain for itself and its Subsidiaries at all times with financially sound and reputable insurers adequate insurance against loss or damage from such hazards and risks to the person and property of others as are usually insured against by companies operating properties similar to the properties of the Company and its Subsidiaries. All such insurance shall be carried with financially sound and reputable insurers accorded a rating of A-XII or better by A.M. Best Company, Inc. A summary of insurance presently in force is contained in the attached Annex IV.

         6.3 Taxes, Claims for Labor and Materials. The Company will pay and discharge when due, and will cause each Subsidiary to pay and discharge when due, all taxes, assessments and governmental charges or levies imposed upon it or its property or assets, or upon properties leased by it (but only to the extent required to do so by the applicable lease), prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon its property or assets, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings that will stay the forfeiture or sale of any property and with respect to which adequate reserves are maintained in accordance with GAAP.

         6.4 Maintenance of Properties. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties (whether owned in fee or a leasehold interest) in good repair and working order, ordinary wear and tear excepted, and from time to time will make all necessary repairs, replacements, renewals and additions.

         6.5 Maintenance of Records. The Company will keep, and will cause each Subsidiary to keep, at all times proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with GAAP (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by the independent certified public accountants), and the Company will, and will cause each Subsidiary to, provide reasonable protection against loss or damage to such books of record and account.

         6.6 Financial Information and Reports. The Company will furnish to you and to any other Institutional Holder (in duplicate if you or such other holder so request), the following:

         (a) As soon as available and in any event within 45 days after the end of each of the first three quarterly accounting periods of each fiscal year of the Company, a consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of such period and consolidated statements of earnings and cash flows of the Company and its Restricted Subsidiaries for the periods beginning on the first day of such fiscal year and the first day of such quarterly accounting period and ending on the date of such balance sheet, setting forth in comparative form the corresponding consolidated figures for the corresponding periods of the preceding fiscal year, all in reasonable detail prepared in accordance with GAAP (except for changes disclosed in such financial statements or in the notes thereto and concurred in by the Company's independent certified public accountants) and certified by the chief financial officer or chief accounting officer of the Company (i) outlining the basis of presentation, and (ii) stating that the information presented in such statements presents fairly the financial condition of the Company and its Subsidiaries and the results of operations for the period, subject to customary year-end audit adjustments; provided that so long as the Company shall file a quarterly report on Form 10-Q or any similar form with the Securities and Exchange Commission or any successor agency which contains the information set forth in this paragraph
(a), the requirements of this paragraph (a) shall be satisfied by forwarding Form 10-Q to the holder of the Notes within such 45-day period;

         (b) As soon as available and in any event within 90 days after the last day of each fiscal year a consolidated and a consolidating balance sheet of the Company and its Restricted Subsidiaries as of the end of such fiscal year and the related audited consolidated and consolidating statements of earnings, stockholders' equity and cash flows for such fiscal year, in each case setting forth in comparative form figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP (except for changes disclosed in such financial statements or in the notes thereto and concurred in by independent certified public accountants) and accompanied by a report as to the consolidated balance sheet and the related consolidated statements of PriceWaterhouseCoopers or any firm of independent public accountants of recognized national standing selected by the Company to the effect that such financial statements have been prepared in conformity with GAAP and present fairly, in all material respects, the financial condition of the Company and its Restricted Subsidiaries and that the examination of such financial statements by such accounting firm has been made in accordance with generally accepted auditing standards; provided that so long as the Company shall file an annual report on Form 10-K or any similar form with the Securities and Exchange Commission or any successor agency which contains the information set forth in this paragraph (b), the requirements of this paragraph (b) shall be satisfied by forwarding Form 10-K to the holder of the Notes within such 90-day period;

         (c) Together with the financial statements delivered pursuant to paragraphs (a) and (b) of this Section 6.6, a certificate of the chief financial officer or chief accounting officer, (i) to the effect that such officer has re-examined the terms and provisions of this Agreement and that at the date of such certificate, during the periods covered by such financial reports and as of the end of such periods, the Company is not, or was not, in default in the fulfillment of any of the terms, covenants, provisions and conditions of this Agreement and that no Event of Default, or event which, with the lapse of time or the giving of notice, or both, would become an Event of Default, is occurring or has occurred as of the date of such certificate, during such periods and as of the end of such periods, or if the signer is aware of any such default, event or Event of Default, he shall disclose in such statement the nature thereof, its period of existence and what action, if any, the Company has taken or proposes to take with respect thereto, and (ii) stating whether the Company is in compliance with Sections 7.1 through 7.13 and setting forth, in sufficient detail, the information and computations required to establish whether or not the Company was in compliance with the requirements of Sections 7.1 through 7.9 during the periods covered by the financial reports then being furnished and as of the end of such periods;

         (d) Together with the financial reports delivered pursuant to paragraph
(b) of this Section 6.6, a certificate of the independent certified public accountants (i) stating that in making the examination necessary for expressing an opinion on such financial statements, nothing came to their attention that caused them to believe that there is in existence or has occurred any Event of Default hereunder, or any event (the occurrence of which is ascertainable by accountants in the course of normal audit procedures) which, with the lapse of time or the giving of notice, or both, would become an Event of Default hereunder or, if such accountants shall have obtained knowledge of any such event or Event of Default, describing the nature thereof and the length of time it has existed and (ii) acknowledging that holders of the Notes may rely on their opinion on such financial statements;

         (e) Within 15 days after the Company obtains knowledge thereof, notice of any litigation not fully covered by insurance or any governmental proceeding pending against the Company or any Subsidiary in which the damages sought exceed $5,000,000 or which might otherwise materially adversely affect the business, property, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole;

         (f) As soon as available, copies of each financial statement, notice, report and proxy statement which the Company shall furnish to its stockholders; copies of all press releases; copies of each registration statement and periodic report which the Company may file with the Securities and Exchange Commission, and any other similar or successor agency of the Federal government administering the Securities Act, the Exchange Act or the Trust Indenture Act of 1939, as amended; copies of each report relating to the Company or its securities which the Company may file with any securities exchange on which any of the Company's securities may be registered; copies of any orders in any material proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries; and, except at such times as the Company is a reporting company under Section 13 or 15(d) of the Exchange Act or has complied with the requirements for the exemption from registration under the Exchange Act set forth in Rule 12g-3-2(b), such financial or other information as any holder of the Notes may reasonably determine is required to permit such holder to comply with the requirements of Rule 144A under the Securities Act in connection with the resale by it of the Notes;

         (g) As soon as available, a copy of each other report submitted to the Company or any Subsidiary by independent accountants retained by the Company or any Subsidiary in connection with any interim or special audit made by them of the books of the Company or any Subsidiary; and

         (h) Such additional information as you or such other Institutional Holder of the Notes may reasonably request concerning the Company and its Subsidiaries.

         6.7 Inspection of Properties and Records; Confidentiality. The Company will allow, and will cause each Subsidiary to allow, any representative of you or any other Institutional Holder, so long as you or such other Institutional Holder holds any Note, at your expense, to visit and inspect any of its properties, to examine its books of record and account and to discuss its affairs, finances and accounts with its officers and its public accountants (and by this provision the Company authorizes such accountants to discuss with you or such Institutional Holder its affairs, finances and accounts), all at such reasonable times and as often as you or such Institutional Holder may reasonably request. So long as an Event of Default or an event which, with the passage of time or the giving of notice, or both, would become an Event of Default has occurred and is continuing, the Company agrees to pay the costs of any inspections made pursuant to this Section 6.7. Each Noteholder covenants and agrees to treat as confidential all nonpublic information furnished to it pursuant to the provisions of Sections 6.6 and this 6.7 which has been designated in writing as confidential by an officer of the Company; provided that each Noteholder reserves the right to make such disclosure to (i) such Noteholder's directors, officers, employees, auditors, financial advisers, rating agencies and attorneys, (ii) any other Noteholder, (iii) any Person to which such Noteholder offers to sell such Note or any part thereof or a participation in all or any part of such Note, (iv) any Federal or state regulatory authority having jurisdiction over such Noteholder, (v) the National Association of Insurance Commissioners or any similar organization, (vi) effect compliance with any law, rule, regulation or order applicable to you or any other Institutional Holder, (vii) in response to any subpoena or other legal process, (viii) in connection with any litigation to which you or any other Institutional Holder are a party, or (ix) if an Event of Default has occurred and is continuing, to the extent you or any other Institutional Holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes, this Agreement, the Subsidiary Guarantees or the Subordination Agreement.

  The confidentiality restrictions contained in this Section 6.7 shall not apply to information which (a) is or becomes generally available to the public other than as a result of a disclosure by any Noteholder or its representatives or (b) becomes available to any Noteholder on a nonconfidential basis from a source other than the Company or one of its agents.

         6.8 ERISA. (a) The Company agrees that all assumptions and methods used to determine the actuarial valuation of employee benefits, both vested and unvested, under any Plan of the Company or any Subsidiary, and each such Plan, whether now existing or adopted after the date hereof, will comply in all material respects with ERISA and other applicable laws.

         (b) The Company will not at any time permit any Plan established, maintained or contributed to by it or any Subsidiary or "affiliate" (as defined in Section 407(d)(7) of ERISA) to:

                  (i) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or in Section 406 of ERISA;

                  (ii) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived; or

                  (iii) be terminated under circumstances which are likely to result in the imposition of a lien on the property of the Company or any Subsidiary pursuant to Section 4068 of ERISA, if and to the extent such termination is within the control of the Company;

if the event or condition described in clauses (i), (ii) or (iii) above is likely to subject the Company or any Subsidiary or ERISA affiliate to a liability which, in the aggregate, is material in relation to the business, property, operations, or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

         (c) Upon the request of you or any other Institutional Holder, the Company will furnish a copy of the annual report of each Plan (Form 5500) required to be filed with the Internal Revenue Service. Copies of annual reports shall be delivered no later than 30 days after the later of the date such report has been filed with the Internal Revenue Service or the date the copy is requested.

         (d) Promptly upon the occurrence thereof, the Company will give you and each other Institutional Holder written notice of (i) a reportable event with respect to any Plan; (ii) the institution of any steps by the Company, any Subsidiary, any ERISA affiliate, the PBGC or any other person to terminate any Plan; (iii) the institution of any steps by the Company, any Subsidiary, or any ERISA affiliate to withdraw from any Plan; (iv) a prohibited transaction in connection with any Plan; (v) any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing which, in any of the events specified above, would result in any material liability of the Company or any of its Subsidiaries.

         6.9 Compliance with Laws. The Company will comply, and will cause each Subsidiary to comply, with all laws, rules and regulations relating to its or their respective businesses, other than laws, rules and regulations the failure to comply with which or the sanctions and penalties resulting therefrom, individually or in the aggregate, would not have a material adverse effect on the business, property, operations, or condition, financial or otherwise, of the Company or such Subsidiary, and would not result in the creation of a Lien which, if incurred in the ordinary course of business, would not be permitted by
Section 7.5 on any of the property of the Company or any Subsidiary; provided, however, that the Company and its Subsidiaries shall not be required to comply with laws, rules and regulations the validity or applicability of which are being contested in good faith and by appropriate proceedings; provided that the failure to comply with such laws, rules or regulations would not have a material adverse effect on the business, properties, operations, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

         6.10 Acquisition of Notes. The Company will forthwith cancel any Notes in any manner or at any time acquired by the Company or any Subsidiary or Affiliate and such Notes shall not be deemed to be outstanding for any of the purposes of this Agreement or the Notes.

         6.11 Private Placement Number. The Company consents to the filing of copies of this Agreement with Standard & Poor's Ratings Group and the National Association of Insurance Commissioners to obtain a private placement number.

         6.12 NAIC Filings. The Company shall, on the date it provides its audited financial statements to the Noteholders pursuant to Section 6.6(b), simultaneously provide such statements to the National Association of Insurance Commissioners, Securities Valuation Office, 195 Broadway, New York, New York 10007.

         6.13. Company's Restricted Subsidiary Status. The Company shall at all times own 100% of the Voting Stock of THC Systems, Inc.

         6.14. Bank Agreement. The Company shall promptly notify the holders of the Notes of any amendment to or other modification of or replacement of the Bank Agreement and shall promptly provide copies to the Noteholders of such amendment or modification or replacement documentation.

         6.15. Subsidiary Guarantees. In the event that the Company or any Restricted Subsidiary acquires a Person which complies with the definition herein of a Restricted Subsidiary Guarantor, the Company shall, within twenty
(20) days following such acquisition, provide the Noteholders with a Subsidiary Guarantee from such new Restricted Subsidiary Guarantor.

'SS'7. NEGATIVE COVENANTS

         The Company agrees that, for so long as any amount remains unpaid on any Note:

         7.1 Consolidated Net Worth. As of the last day of any Fiscal Quarter, the Company will not permit Consolidated Net Worth of the Company and its Restricted Subsidiaries to be less than the sum of (i) $125,000,000, plus (ii) 50% of the Consolidated Net Income of the Company and its Restricted Subsidiaries (which for the purposes of this covenant shall not be reduced by losses) for the Fiscal Year ending January 27, 2001 and for each Fiscal Year thereafter.

         7.2 Leverage Ratio. The Company will not permit the Consolidated Leverage Ratio of the Company and its Restricted Subsidiaries to be greater than
(i) 3.0 to 1.0 as of the last day of the Fiscal Quarter ending April 29, 2000,
(ii) 3.25 to 1.0 as of the last day of the Fiscal Quarters ending July 29, 2000 and October 28, 2000, and (iii) 3.0 to 1.0 as of the last day of each succeeding Fiscal Quarter.

         7.3 Priority Indebtedness of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to permit to exist, create, assume, incur, guarantee or otherwise be or become liable, directly or indirectly, in respect of any Priority Indebtedness, (a) except the 1996 Notes and (b) except additional Priority Indebtedness (excluding fifty percent (50%) of the then outstanding principal amount of all tax-exempt Indebtedness of Restricted Subsidiaries issued at or prior to January 26, 1991) which, after giving effect thereto and the application of proceeds thereof, does not result in aggregate outstanding Indebtedness (including the 1996 Notes) incurred by Restricted Subsidiaries, when added to aggregate Indebtedness incurred (without duplication) pursuant to Section 7.5(f), exceeding 20% of Consolidated Net Worth.

         7.4 Consolidated Interest Coverage Ratio. For a period of four consecutive Fiscal Quarters ending with its most recent Fiscal Quarter, the Company will not permit the Consolidated Interest Coverage Ratio of the Company and its Restricted Subsidiaries to be less than 3.0 to 1.0.

         7.5 Liens. Neither the Company nor any Restricted Subsidiary will cause or permit or hereafter agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its Property, whether now owned or subsequently acquired, to be subject to a Lien except:

         (a) Liens securing the payment of taxes, assessments or governmental charges or levies or the demands of suppliers, mechanics, repairmen, workmen, materialmen, carriers, warehousers, landlords and other like Persons, or similar statutory Liens, provided that (i) such Liens do not in the aggregate materially reduce the value of any Properties subject to the Liens or materially interfere with their use in the ordinary conduct of the Company's or any Restricted Subsidiaries business, (ii) all claims which such Liens secure are not delinquent or are being actively contested in good faith and by appropriate proceedings and (iii) adequate reserves have been established therefor on the books of the Company;

         (b) Liens incurred or deposits made in the ordinary course of business
(i) in connection with worker's compensation, unemployment insurance, social security and other like laws, or (ii) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations, in each case not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property otherwise than permitted by paragraph (f) below;

         (c) Attachment, judgment and other similar Liens arising in connection with court proceedings, provided that (i) execution and other enforcement are effectively stayed, (ii) all claims which the Liens secure are being actively contested in good faith and by appropriate proceedings and (iii) adequate reserves have been established therefor on the books of the Company, if required by GAAP;

         (d) Liens on Property of a Restricted Subsidiary, provided that such Liens secure only obligations owing between the Company and any Restricted Subsidiary Guarantor or between Majority-Owned Restricted Subsidiary Guarantors;

         (e) Liens existing as of January 30, 1992, which Liens are set forth in Annex III hereto;

         (f) Other Liens solely on real estate, plant equipment and supplies not otherwise permitted under subparagraphs (a) through (e) above securing Indebtedness; provided that the Indebtedness secured by such Liens does not exceed the lesser of the cost or fair market value of the Property; and provided, further, that the aggregate amount of such Indebtedness secured by Liens permitted by this subparagraph (f), when added to the aggregate amount of other Indebtedness of Restricted Subsidiaries incurred (without duplication) pursuant to Section 7.3 (but excluding Subsidiary Guarantees), does not exceed twenty percent (20%) of Consolidated Net Worth;

         (g) Liens resulting from extension, refunding, renewal or replacement of the Indebtedness secured by Liens described in subparagraphs (d), (e) and (f) above, up to the amount outstanding under such Indebtedness at the time of such extension, refunding, renewal or replacement; provided that any new Lien attaches only to the same Property theretofore subject to such earlier Lien; and

         (h) In the event that the Company or any Restricted Subsidiary creates, assumes, incurs or permits to exist any Lien not otherwise permitted by this
Section 7.5, the Company will make or cause to be made provision whereby the Notes will be secured equally and ratably with all other obligations secured by such Liens, and in any case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders may be entitled thereto under applicable law, of an equitable Lien on such Property securing the Notes. Any violation of this Section 7.5 shall constitute an Event of Default whether or not any such provision is made for equal and ratable security pursuant to this subparagraph (h).

         7.6 Long-Term Leases. The Company will not, and will not permit any Restricted Subsidiary to, become obligated, as lessee under any Long-Term Lease unless, at the time of entering into such Long-Term Lease and after giving effect thereto, the average aggregate annual Rentals payable by the Company and its Restricted Subsidiaries on a consolidated basis during the term of such Long-Term Lease pursuant to Long-Term Leases will not exceed 10% of Consolidated Net Worth, determined as of the end of the Company's prior fiscal quarter.

         7.7 Merger or Consolidation. The Company will not, and will not permit any Restricted Subsidiary to, merge or consolidate with any other Person, except that:

         (a) The Company may consolidate with or merge into any Person or permit any other Person to merge into it, provided that immediately after giving effect thereto,

                  (i) The Company is the successor corporation or, if the Company is not the successor corporation, the successor corporation is a corporation organized under the laws of a state of the United

        States of America or the District of Columbia and shall expressly assume in writing the Company's obligations under the Notes and this Agreement;

                  (ii) There shall exist no Event of Default or event which, with the passage of time or giving of notice, or both, would constitute an Event of Default; and

                  (iii) The Company or such successor corporation could incur at least $1.00 of additional debt pursuant to the Consolidated Leverage Ratio of Section 7.2 hereof as of the most recently reported Fiscal Quarter;

         (b) Any Restricted Subsidiary (except THC Systems, Inc.) may (i) merge into the Company or another Majority-Owned Restricted Subsidiary Guarantor or
(ii) sell, transfer or lease all or any part of its assets to the Company or to another Majority-Owned Restricted Subsidiary Guarantor or (iii) merge into any Person which, as a result of such merger, concurrently becomes a Restricted Subsidiary, provided in each such instance that there shall exist no Event of Default or event which, with the passage of time or giving of notice, or both, would constitute an Event of Default; and

         (c) THC Systems, Inc. may merge into the Company.

         7.8 Sale of Assets. During any fiscal year, the Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any assets, in one or a series of transactions, other than in the ordinary course of business, to any Person, other than the Company or, in the case of the THC Systems, Inc., to a Wholly-Owned Restricted Subsidiary Guarantor or, in the case of all other Restricted Subsidiaries, to a Majority-Owned Restricted Subsidiary Guarantor (collectively a "Disposition"), if after giving effect to such Disposition, the aggregate book value of all Dispositions made during such fiscal year would exceed ten percent (10%) of Consolidated Tangible Assets as of the end of the immediately preceding fiscal year. Notwithstanding the foregoing, the Company may make a Disposition in excess of the aforesaid percentage if the Company shall, within 180 days after such Disposition, (a) use pro rata the net proceeds from the sale of such assets exceeding ten percent (10%) to invest in other tangible Property and of at least equivalent value for use in the business of the Company and its Restricted Subsidiaries or (b) with respect to the net proceeds from Dispositions exceeding ten percent (10%), use such net proceeds to prepay the Notes on a pro rata basis among all the Noteholders (subject to the right, to which the Company agrees, of any Noteholders to elect not to be so prepaid), subject to the prepayment requirements of Section 2.2(a) and at the price set forth in Section 2.2(b).

         7.9 Change in Business. Neither the Company nor any Restricted Subsidiary (whether now existing or hereafter acquired or organized) will engage in any business if, giving effect thereto, less than 80% of the Consolidated Tangible Assets of the Company at the most recently ended fiscal quarter would be attributable to the current business of the Company and its Restricted Subsidiaries taken as a whole, including, but not limited to, the manufacturing, advertising, sales, distribution, of industrial wire, household and foodservice products and related businesses.

         7.10 Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction (including the furnishing of goods or services) with an Affiliate except in the ordinary course of business as presently conducted and on terms and conditions no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

         7.11 Consolidated Tax Returns. The Company will not file, or consent to the filing of, any consolidated Federal income tax return with any Person other than a Restricted Subsidiary, except to the extent that the Company is required under the Code to do otherwise.

         7.12 Pari Passu Position. The Company agrees that it will not grant or provide, and at no time will it allow to exist, be created or granted, any Liens or security interests in favor of, or Guarantees by Restricted Subsidiaries for the benefit of, any of the Banks, unless in the case of the giving of any guaranty by Restricted Subsidiaries, the Noteholders shall simultaneously be provided with a Subsidiary Guarantee.

         7.13 Sharing Agreement. The Company shall not permit any Restricted Subsidiary to incur Priority Indebtedness or to issue a Restricted Subsidiary Guarantee without requiring that the lender of such Indebtedness or beneficiary of such Restricted Subsidiary Guarantee execute the Sharing Agreement at the time of such incurrence of Indebtedness.

'SS'8. EVENTS OF DEFAULT AND REMEDIES THEREFOR

         8.1 Nature of Events. An "Event of Default" shall exist if any one or more of the following occurs:

         (a) Default in the payment of interest on any of the Notes which continues for a period of three (3) days following the date such payment is due;

         (b) Default in the payment of the principal of any of the Notes or the premium thereon, if any, at maturity, upon acceleration of maturity or at any date fixed for prepayment;

         (c) Default shall occur (i) in the payment of the principal of, premium, or interest on any other Indebtedness of the Company or its Subsidiaries, aggregating in excess of $1,000,000 as and when due and payable (whether by lapse of time, declaration, call for redemption or otherwise), (ii) under any mortgage, agreement or other instrument of the Company or any Subsidiary securing such Indebtedness or under or pursuant to which such Indebtedness aggregating in excess of $1,000,000 is issued, (iii) under any leases other than Capital Lease Obligations of the Company or any Subsidiary, with aggregate Capital Lease Obligations in excess of $1,000,000 or (iv) with respect to any combination of the foregoing involving Indebtedness and/or Capital Lease Obligations aggregating in excess of $1,000,000 regardless of whether such defaults would be Events of Default hereunder, and any such defaults with respect to the payment of money shall continue, unless waived, beyond the period of grace, if any, allowed with respect thereto;

         (d) Default in the observance or performance of Sections 6.13, 6.15, 7.1, 7.2, 7.3, 7.4, 7.6, 7.7, 7.8, 7.12 or 7.13;

         (e) Default in the observance or performance of any other covenant or provision of this Agreement which default is not remedied within 30 days after the earlier of the date (a) management of the Company knew of such default or
(b) on which written notice of such default is provided to the Company by any Noteholder;

         (f) Any representation or warranty made by the Company in this Agreement, or made by the Company in any written statement or certificate furnished by the Company in connection with the issuance and sale of the Notes or furnished by the Company pursuant to this Agreement or furnished by any Subsidiary Guarantor pursuant to any Subsidiary Guarantee, proves incorrect in any material respect as of the date of the issuance or making thereof;

         (g) Any judgments, writs or warrants of attachment or any similar processes individually or in the aggregate in excess of $1,500,000 shall be entered or filed against the Company or any Subsidiary or against any property or assets of either and remain unpaid, unvacated, unbonded or unstayed (through appeal or otherwise) for a period of 60 days after the Company or any Subsidiary receives notice thereof;

         (h) The Company or any Subsidiary shall incur a "Distress Termination" (as defined in Title IV of ERISA) of any Plan or any trust created thereunder which results in material liability to the PBGC, the PBGC shall institute proceedings to terminate any Plan or any trust created thereunder, or a trustee shall be appointed by a United States District Court pursuant to Section 4042(b) of ERISA to administer any Plan or any trust created thereunder;

         (i) (A) Any Subsidiary Guarantor shall be in default of or fail to comply with any term, covenant, or agreement contained in any Subsidiary Guarantee or the Subordination Agreement or (B) any Subsidiary Guarantee or the Subordination Agreement shall cease to be in full force and effect; or

         (j) The Company or any Subsidiary shall

                  (i) generally not pay its debts as they become due or admit in writing its inability to pay its debts generally as they become due;

                  (ii) file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Federal Bankruptcy Code, or any similar applicable bankruptcy or insolvency law, as now or in the future amended (herein collectively called "Bankruptcy Laws"), or an answer or other pleading admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in relief provided for under the Bankruptcy Laws;

                 (iii) make an assignment of all or a substantial part of its property for the benefit of its creditors;

                 (iv) seek or consent to or acquiesce in the appointment of a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property;

                 (v) be finally adjudicated a bankrupt or insolvent;

                 (vi) be subject to the entry of a court order, which shall not be vacated, set aside or stayed within 30 days from the date of entry, appointing a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property, or entering of an order for relief pursuant to an involuntary case, or effecting an arrangement in, bankruptcy or for a reorganization pursuant to the Bankruptcy Laws or for any other judicial modification or alteration of the rights of creditors; or

                  (vii) be subject to the assumption of custody or sequestration by a court of competent jurisdiction of all or a substantial part of its property, which custody or sequestration shall not be suspended or terminated within 30 days from its inception.

         8.2 Remedies on Default. When any Event of Default described in paragraphs (a) through (i) of Section 8.1 has happened and is continuing, the holder or holders of at least 25% in principal amount of the Notes then outstanding may by notice to the Company declare the entire principal, together with the premium set forth below, and all interest accrued on all Notes to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived. Notwithstanding the foregoing, when (i) any Event of Default described in paragraphs (a) or (b) of Section 8.1 has happened and is continuing, any holder may by notice to the Company declare the entire principal, together with the premium set forth below, and all interest accrued on the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived and (ii) where any Event of Default described in paragraph (j) of Section 8.1 has happened, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes or any of them becoming due and payable as aforesaid, the Company will forthwith pay to the holders of such Notes the entire principal of and interest accrued on such Notes, plus a premium in the event that the Reinvestment Yield shall, on the Determination Date, be less than the interest rate payable on or in respect of the Notes. Such premium shall equal (x) the aggregate present value of the principal so accelerated and the aggregate present value of the interest which would have been payable in respect of such principal absent such accelerated payment, determined by discounting (semi-annually on the basis of a 360-day year composed of twelve 30-day months) each such amount utilizing an interest factor equal to the Reinvestment Yield, less (y) the principal amount to be accelerated.

         8.3 Annulment of Acceleration of Notes. The provisions of Section 8.2 are subject to the condition that if the principal of and accrued interest on the Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (h), inclusive, of Section 8.1, the holder or holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument furnished to the Company, rescind and annul such declaration and the consequences thereof, provided that (i) at the time such declaration is annulled and rescinded no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement, (ii) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 8.2) and under the Subsidiary Guarantees shall have been duly paid and (iii) each and every other Event of Default shall have been cured or waived; and provided further, that no such rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereto.

         8.4 Other Remedies. Subject to the provisions of Section 8.3, if any Event of Default shall be continuing, any holder of Notes may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement, the Notes or the Subsidiary Guarantees or in aid of the exercise of any power granted in this Agreement, and may enforce the payment of any Note held by such holder and any of its other legal or equitable rights.

         8.5 Conduct No Waiver; Collection Expenses. No course of dealing on the part of any holder of Notes, nor any delay or failure on the part of any holder of Notes to exercise any of its rights, shall operate as a waiver of such rights or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay, when due, the principal of, or the interest on, any Note, or fails to comply with any other provision of this Agreement, the Company will pay to each holder, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the reasonable cost and expenses, including but not limited to reasonable attorneys' fees, incurred by such holders of the Notes in collecting any sums due on the Notes or in otherwise enforcing any of their rights.

         8.6 Remedies Cumulative. No right or remedy conferred upon or reserved to any holder of Notes under this Agreement or the Subsidiary Guarantees is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given under this Agreement or under the Subsidiary Guarantees or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to any holder of Notes may be exercised from time to time and as often as may be deemed expedient by such holder, as the case may be.

         8.7 Notice of Default. With respect to Events of Default or claimed defaults, the Company will give the following notices:

         (a) The Company promptly will furnish to each holder of a Note notice in writing by registered or certified mail, return receipt requested, of the occurrence of an Event of Default or an event which, with the lapse of time or the giving of notice, or both, would become an Event of Default. Such notice shall specify the nature of such default, the period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto.

         (b) If the holder of any Note or of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company will forthwith give written notice to the extent of the Company's knowledge thereof to each holder of the then outstanding Notes, describing the notice or action and the nature of the claimed default.

'SS'9. AMENDMENTS, WAIVERS AND CONSENTS

         9.1 Matters Subject to Modification. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holder or holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided, however, that, without the written consent of the holder or holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective which will (i) change the time of payment (including any required prepayment) of the principal of or the interest on any Note, (ii) reduce the principal amount thereof or the premium, if any, or reduce the rate of interest thereon, (iii) change any provision of any instrument affecting the preferences between holders of the Notes or between holders of the Notes and other creditors of the Company, or (iv) change any of the provisions of Section 8.1, Section 8.2, Section 8.3 or this Section 9.

         For the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes held in the name of, or owned beneficially by, the Company, any Subsidiary or any Affiliate thereof, shall not be deemed outstanding.

         9.2 Solicitation of Holders of Notes. The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall concurrently be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 9 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Notes as consideration for or as an inducement to the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to each holder of the then outstanding Notes.

         9.3 Binding Effect. Any such amendment or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right related thereto.

'SS'10. FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT

         10.1 Form of Notes. The Notes initially delivered under this Agreement will be in the form of five fully registered Notes in the form attached as Exhibit A. The Notes are issuable only in fully registered form and in denominations of at least $2,000,000 (or the remaining outstanding balance thereof, if less than $2,000,000).

         10.2 Note Register. The Company shall cause to be kept at its principal office a register (the "Note Register") for the registration and transfer of the Notes. The names and addresses of the holders of Notes, the transfer thereof and the names and addresses of the transferees of the Notes shall be registered in the Note Register. The Company may deem and treat the person in whose name a
Note is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this Section 10.

         10.3 Issuance of New Notes upon Exchange or Transfer. Upon surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 11.2, the Company shall execute and deliver, at its expense, one or more new Notes of any authorized denominations requested by the holder of the surrendered Note, each dated the date to which interest has been paid on the Notes so surrendered (or, if no interest has been paid, the date of such surrendered Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such person or persons as shall be designated in writing by such holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or by his attorney duly authorized in writing. The Company may condition its issuance of any new Note in connection with a transfer by any Person on compliance by the transferee with the representations required under Section 3.2, by Institutional Holders on compliance with Section 2.5 and on the payment to the Company of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

         10.4 Replacement of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or in the event of such mutilation upon surrender and cancellation of the Note, the Company, without charge to the holder thereof, will make and deliver a new Note, of like tenor in lieu of such lost, stolen, destroyed or mutilated Note. If any such lost, stolen or destroyed Note is owned by you or any other Institutional Holder, then the affidavit of an authorized officer of such owner setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Note, other than a written agreement of such owner (in form reasonably satisfactory to the Company) to indemnify the Company.

'SS'11. MISCELLANEOUS

         11.1 Expenses. Whether or not the purchase of Notes herein contemplated shall be consummated, the Company agrees to pay directly all reasonable expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated by this Agreement, including, but not limited to, out-of-pocket expenses, filing fees of Standard & Poor's Ratings Group in connection with obtaining a private placement number, charges and disbursements of special counsel, photocopying and printing costs and charges for shipping the Notes, adequately insured, to you at your home office or at such other address as you may designate, and all similar expenses (including the reasonable fees and expenses of counsel) relating to any amendments, waivers or consents in connection with this Agreement or the Notes or the Subsidiary Guarantees or the Subordination Agreement or the Sharing Agreement or any agreement entered into by the Noteholders and the Company or any Subsidiary Guarantor, including, but not limited to, any such amendments, waivers or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes and the performance by the Subsidiary Guarantors under the Subsidiary Guarantees and the Subordination Agreement. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other documentary taxes, if any, which may be payable, or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes (but not in connection with a transfer of any Notes), whether or not any Notes are then outstanding. The obligations of the Company under this
Section 11.1 shall survive the retirement of the Notes.

         11.2 Notices. Except as otherwise expressly provided herein, all communications provided for in this Agreement shall be in writing and delivered or sent by registered or certified mail, return receipt requested, or by overnight courier (i) if to you, to the address set forth below your name in
Schedule I, or to such other address as you may in writing designate, (ii) if to any other holder of the Notes, to such address as the holder may designate in writing to the Company, and (iii) if to the Company, to Oneida Ltd., Kenwood Avenue, Oneida, New York 13421, Attention: Edward W. Thoma, Senior Vice President-Finance, or to such other address as the Company may in writing designate.

         11.3 Reproduction of Documents. This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by you at the closing of the purchase of the Notes (except the Notes themselves), and
(iii) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction which is legible shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that nothing herein contained shall preclude the Company from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered or is otherwise incomplete.

         11.4 Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         11.5 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. No provision of this Agreement may be waived, changed or modified, or the discharge thereof acknowledged, orally, except by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification or discharge is sought.

         11.6 Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         11.7 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart or reproduction thereof permitted by Section 11.3.

         11.8 Reliance on and Survival of Provisions. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant to this Agreement, whether or not in connection with a closing, (i) shall be deemed to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf and (ii) shall survive the delivery of this Agreement and the Notes.

         11.9 Integration and Severability. This Agreement embodies the entire agreement and understanding between you and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any Note, or application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and in any Note, and any other application thereof, shall not in any way be affected or impaired thereby.

                            [SIGNATURE PAGE FOLLOWS]
         IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.


                                         ONEIDA LTD.

                                         By: /s/ EDWARD W. THOMA
                                             -------------------------------
                                         Title: Senior Vice President - Finance


                                         ALLSTATE LIFE INSURANCE COMPANY

                                         By: /s/ JEFFREY A. MAZER
                                             -------------------------------


                                         By: /s/ DANIEL WALL
                                             -------------------------------
                                                  Authorized Signatories


                                         PACIFIC LIFE INSURANCE COMPANY

                                         By: /s/ CATHY SCHWARTZ
                                             -------------------------------
                                         Title: Assistant Vice President

                                         By: /s/ DIANE W. DALES
                                             -------------------------------
                                         Title: Assistant Secretary

                                   SCHEDULE I

                    Principal Amount of Notes to be Purchased


Name and Address of Purchaser                                          Principal Amount of Notes
------------------------------------------------------------------------------------------------
Allstate Life Insurance Company                                                 $10,000,000
Allstate Plaza West
Northbrook, Illinois  60062
Attention:        Investment Department -
                  Private Placement Division J2A


        Address for all communications is as above. All payments are to be by bank wire transfer of immediately available funds to:

                  Harris Trust and Savings Bank
                  ABA No. 0710-0028-8
                  Chicago, IL  60690
                  Attn:  Trust Collection Dept. 5C
                  Custody Account #23-80522
                  PPN:  682505 B# 8

                  Each wire transfer shall identify such payment as "Oneida Ltd., 8.52% Senior Notes due January 15, 2002."


Tax ID #36-2554642

                                   SCHEDULE I

                    Principal Amount of Notes to be Purchased


Name and Address of Purchaser                                          Principal Amount of Notes
-------------------------------------------------------------------------------------------------
Allstate Life Insurance Company                                                 $5,000,000
Allstate Plaza West
Northbrook, Illinois  60062
Attention:        Investment Department -
                  Private Placement Division J2A

        Address for all communications is as above. All payments are to be by bank wire transfer of immediately available funds to:

                  Harris Trust and Savings Bank
                  ABA No. 0710-0028-8
                  Chicago, IL  60690
                  Attn:  Trust Collection Dept. 5C
                  Custody Account #23-83531
                  PPN:  682505 B# 8

                  Each wire transfer shall identify such payment as "Oneida Ltd., 8.52% Senior Notes due January 15, 2002."



Tax ID #36-2554642

                                   SCHEDULE I

                    Principal Amount of Notes to be Purchased


Name and Address of Purchaser                                          Principal Amount of Notes
------------------------------------------------------------------------------------------------
Allstate Life Insurance Company                                                 $5,000,000
Allstate Plaza West
Northbrook, Illinois  60062
Attention:        Investment Department -
                  Private Placement Division J2A

        Address for all communications is as above. All payments are to be by bank wire transfer of immediately available funds to:

                  Harris Trust and Savings Bank
                  ABA No. 0710-0028-8
                  Chicago, IL  60690
                  Attn:  Trust Collection Dept. 5C
                  Custody Account #23-80524
                  PPN:  682505 B# 8

                  Each wire transfer shall identify such payment as "Oneida Ltd., 8.52% Senior Notes due January 15, 2002."



Tax ID #36-2554642

                                   SCHEDULE I

                    Principal Amount of Notes to be Purchased

Name and Address of Purchaser                                          Principal Amount of Notes
------------------------------------------------------------------------------------------------
Pacific Life Insurance Company                                         $5,000,000
700 Newport Center Drive
Newport Beach, California  92660-6397
Attention:        Securities Department

        Address for all communications is as above, except notices of payment and written confirmations of wire or inter-bank transfers. All payments are to be by bank wire transfer of immediately available funds to:

                  For Payment of Principal & Interest:
                  Federal Reserve Bank of Boston
                  ABA#     0110-0123-4/BOS SAFE DEP
                  DDA      125261
                  Attn:  MBS Income CC: 1253

                  A/C Name:         Pacific Life General Account/PLCF1810132

                  Each wire transfer shall identify such payment as "Oneida Ltd., 8.52% Senior Notes due January 15, 2002."

        Notices of payment and written confirmations of wire or inter-bank transfers shall be addressed to:

                  Mellon Trust
                  Attn:  Pacific Life Accounting Team
                  One Mellon Bank Center
                  Room 0930
                  Pittsburgh, PA  15258-0001
         And
                  Pacific Life Insurance Company
                  Attn: Securities Administration - Cash Team
                  700 Newport Center Drive
                  Newport Beach, CA  92660-6397

        All securities being purchased should be registered in the nominee name of "Mac & Co." and delivered to:

                  Mellon Securities Trust Company
                  120 Broadway, 13th Floor
                  New York, NY  10271
                  Attn:             Robert Feraro  212.374.1918
                  A/C Name:         Pacific Life General Acct
                  A/C#:             PLCF1810132


Tax ID #95-1079000

                                   SCHEDULE I

                    Principal Amount of Notes to be Purchased

Name and Address of Purchaser                                          Principal Amount of Notes
------------------------------------------------------------------------------------------------
Pacific Life Insurance Company                                         $5,000,000
700 Newport Center Drive
Newport Beach, California  92658-9000
Attention:        Fixed Income Securities Dept.

        Address for all communications is as above, except notices of payment and written confirmations of wire or inter-bank transfers. All payments are to be by bank wire transfer of immediately available funds to:

                  For Payment of Principal & Interest:
                  Federal Reserve Bank of Boston
                  ABA#     0110-0123-4/BOS SAFE DEP
                  DDA      125261
                  Attn:  MBS Income CC: 1253

                  A/C Name:         Pacific Life General Account/PLCF1810132

                  Each wire transfer shall identify such payment as "Oneida Ltd., 8.52% Senior Notes due January 15, 2002."

        Notices of payment and written confirmations of wire or inter-bank transfers shall be addressed to:

                  Mellon Trust
                  Attn:  Pacific Life Accounting Team
                  One Mellon Bank Center
                  Room 0930
                  Pittsburgh, PA  15258-0001
         And
                  Pacific Life Insurance Company
                  Attn: Securities Administration - Cash Team
                  700 Newport Center Drive
                  Newport Beach, CA  92660-6397

        All securities being purchased should be registered in the nominee name of "EBENCO" and delivered to:

                  Mellon Securities Trust Company
                  120 Broadway, 13th Floor
                  New York, NY  10271
                  Attn:             Robert Feraro  212.374.1918
                  A/C Name:         Pacific Life General Acct
                  A/C#:             PLCF1810132



Tax ID #95-6025815

                                                                       EXHIBIT A


                                   ONEIDA LTD.

                                8.52% SENIOR NOTE

                              Due January 15, 2002


                              --------------------

         THIS NOTE MAY BE SUBJECT TO A HOME OFFICE PAYMENT AGREEMENT AND ACCORDINGLY ANY PROSPECTIVE PURCHASER SHOULD FIRST VERIFY THE UNPAID PRINCIPAL AMOUNT WITH THE COMPANY.

                              --------------------


Registered Note No. R-____                                      January __, 1992
$__________


         ONEIDA LTD., a New York corporation (the "Company), for value received, hereby promises to pay to ______________________ or registered assigns, on the fifteenth day of January, 2002, the principal amount of _______________ Dollars ($__________) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of eight and fifty-two hundredths percent (8.52%) per annum from the date hereof until maturity, payable on the fifteenth day of July and January in each year, commencing July 15, 1992, and at maturity, and to pay interest on overdue principal, premium and (to the extent legally enforceable) on any overdue installment of interest at the greater of (a) the rate of interest publicly announced by The Chase Manhattan Bank (or its successors or assigns) as its Prime Rate plus one percent (1%) or (b) ten and fifty-two hundredths percent (10.52%) per annum after maturity or the due date thereof, whether by acceleration or otherwise, until paid. Payments of the principal of, the premium, if any, and interest on this Note shall be made in lawful money of the United States of America in the manner and at the place provided in Section
2.5 of the Note Agreement hereinafter defined.

         This Note is issued under and pursuant to the terms and provisions of a Note Agreement, dated as of January 1, 1992, entered into by the Company with the Purchasers named in Schedule I thereto (the "Note Agreement"), and this Note and any holder hereof are entitled to all of the benefits and are bound by the terms provided for by such Note Agreement or referred to therein. The provisions of the Note Agreement are incorporated in this Note to the same extent as if set forth at length herein.

         As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or his attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         This Note may be declared due prior to its expressed maturity date, voluntary prepayments may be made hereon and certain prepayments are required to be made hereon all in the events, on the terms and in the manner as provided in the Note Agreement. Such prepayments include certain required prepayments on January 15 of each year beginning January 15, 1996 and ending January 15, 2001 and certain optional prepayments with a premium.

         Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all reasonable costs of collecting this Note, including reasonable attorneys' fees and expenses.

         This Note and the Note Agreement are governed by and construed in accordance with the laws of the State of Illinois.


                                     ONEIDA LTD.



                                     By:___________________________________
                                     Its:

                                                                       EXHIBIT B


                                 LEGAL OPINIONS


         A. The opinion of Gardner, Carton & Douglas, special counsel for the Purchasers, shall be to the effect that:

         1. The Company is a corporation organized and validly existing in good standing under the laws of the State of New York, with all requisite corporate power and authority to carry on its business as now conducted, to enter into and perform the Agreement and to issue and sell the Notes.

         2. The Agreement has been duly authorized by proper corporate action on the part of the Company, has been duly executed and delivered by an authorized officer of the Company and constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforcement of the Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

         3. The Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement of the Notes may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

         4. Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         5. The issuance and sale of the Notes and compliance with the terms and provisions of the Notes and the Agreement will not conflict with or result in any breach of any of the provisions of the Certificate of Incorporation or By-Laws of the Company.

The opinion of Gardner, Carton & Douglas also shall state that the opinion of Shearman & Sterling, counsel for the Company, delivered to you pursuant to the Agreement, is satisfactory in form and scope to Gardner, Carton & Douglas, and, in their opinion, the Purchasers and it are justified in relying thereon and shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. Gardner, Carton & Douglas may rely, as to matters of New York law, on the opinion of Shearman & Sterling.

         B. The opinion of Shearman & Sterling, counsel for the Company, shall cover all matters specified in clauses 1 through 6 set forth above and also shall be to the effect that:

         1. The Company has full corporate power and authority to conduct the activities in which it is now engaged and own its property.

         2. Each Subsidiary of the Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation, and each has all requisite corporate power and authority to carry on its business as now conducted and own its property.

         3. Each of the Company and its Subsidiaries is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of the business transacted by it or the character of its properties owned or leased makes such qualification or licensing necessary except where failure to so qualify would not, individually or in the aggregate, have a material adverse affect on its business, properties, or condition, financial or otherwise.

         4. No authorization, approval or consent of any governmental or regulatory body is necessary or required in connection with the lawful execution and delivery by the Company of the Agreement or the lawful offering, issuance and sale of the Notes, and no designation, filing, declaration, registration and/or qualification with any governmental authority is required by the Company in connection with such offer, issuance and sale.

         5. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Agreement will not conflict with, or result in any breach or violation of any of the provisions of, or constitute a default under, or result in the creation of any Lien on the property of the Company or any Subsidiary pursuant to, (i) the provisions of the Certificate of Incorporation or other charter document or by-laws of the Company or any Subsidiary or any loan agreement under which the Company or any Subsidiary is bound, or other agreement or instrument known to such counsel (after due inquiry) to which the Company or any Subsidiary is a party or by which any of them or their property is bound or (ii) any New York law (including usury laws) or regulation, order, writ, injunction or decree of any court or governmental authority applicable to the Company known to such counsel.

         6. There are no actions, suits or proceedings pending or, to the best of such counsel's knowledge after due inquiry, threatened against, or affecting the Company or its Subsidiaries, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which are likely to result, either individually or in the aggregate, in any material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

         7. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly and validly issued, are fully paid and nonassessable and, to the knowledge of such counsel, are owned by the Company free and clear of any Lien.

         8. The issuance of the Notes and the use of the proceeds of the sale of the Notes do not violate or conflict with Regulation G, T, U or X of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II).

         9. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or
(iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

The opinion of Shearman & Sterling shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company and with respect to matters governed by the laws of any jurisdiction other than the United States of America and the State of New York, such counsel may rely upon the opinions of counsel deemed (and stated in their opinion to be deemed) by them to be competent and reliable.

================================================================================
                                                                       EXHIBIT C

                                SHARING AGREEMENT


         SHARING AGREEMENT dated as of June 2, 2000 among The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent"), the financial institutions that are parties to the Credit Agreement referred to below (each such institution is referred to herein as a "Lender" and. Together with the Adminstrative Agent, are collectively referred to herein as "Lenders") and Allstate Life Insurance Company, Allstate Insurance Company and Pacific Mutual Life Insurance Company (each institution is referred to herein either as a "1992 Noteholder" (as defined in Recital A below) or a "1996 Noteholder" (as defined in Recital A below)) and the 1992 Noteholders and the 1996 Noteholders and the Lenders are individually referred to herein as a "Creditor" and are collectively referred to herein as the "Creditors").

                                    RECITALS:

         A. Under and pursuant to a Note Agreement dated as of November 15, 1996 (as such agreement may be modified, amended, renewed or replaced, the "1996 Note Agreement"), between THC Systems, Inc., a New York corporation, Oneida Ltd., a New York corporation (the "Parent"), and Allstate Life Insurance Company, Allstate Insurance Company and Pacific Mutual Life Insurance Company (the "1996 Noteholders"), THC Systems, Inc. has issued and sold to the 1996 Noteholders $35,000,000 aggregate principal amount of its 7.49% Senior Notes due November 1, 2008 (the "1996 Notes"). Under and pursuant to a Note Agreement dated as of January 1, 1992 (as such agreement may be modified, amended, renewed or replaced, the "1992 Note Agreement") between the Parent, Allstate Life Insurance Company and Pacific Mutual Life Insurance Company (the "1992 Noteholders"), the Parent has issued and sold to the 1992 Noteholders $30,000,000 principal amount of its 8.52% Senior Notes due January 15, 2002 (the "1992 Notes") (the 1992 Note Agreement and the 1996 Note Agreement being collectively referred to as the "Note Agreements" and the 1992 Notes and the 1996 Notes being hereinafter collectively referred to as the "Notes").

         B. Under and pursuant to that certain Credit Agreement dated as of June 2, 2000 (as such agreement may be modified, amended, renewed or replaced, including any increase in the amount thereof, the "Credit Agreement") among the Parent and the Lenders, the Lenders have made available to the Parent certain credit facilities in a current aggregate principal amount up to $285,000,000 (all amounts outstanding in respect of said credit facilities being hereinafter collectively referred to as the "Loans").

         C. In connection with the execution of the Bank Credit Agreement and as support for the Loans made thereunder, THC Systems, Inc., Buffalo China, Inc. and Encore Promotions, Inc., each of which are wholly-owned subsidiaries of the Parent (together with any other subsidiaries of the Parent required from time to time to execute and deliver a subsidiary guarantee pursuant to the provisions of the 1992 Note Agreement, the 1996 Note Agreement or the Credit Agreement, collectively, the "Subsidiary Guarantors") have guaranteed to the Lenders the payment of the Loans and all other obligations of the Parent arising in connection with the transactions contemplated by the Credit Agreement under certain subsidiary guarantees (as such guarantees may be modified, amended, renewed or replaced, including any increase in the amount thereof, and together with any other subsidiary guarantee executed and delivered from time to time pursuant to the provisions of the Credit Agreement, collectively, the "Lender Guaranty").

         D. The Subsidiary Guarantors have entered into subsidiary guarantees dated as of various dates with respect to the 1992 Notes and the 1996 Notes (as such subsidiary guarantees may be modified, amended, renewed or replaced and, together with any other subsidiary guarantee executed and delivered from time to time pursuant to the provisions of the Note Agreements, collectively, the "Noteholder Guaranty") pursuant to which (a) Buffalo China, Inc. and Encore Promotions, Inc. have guaranteed to the holders of the 1996 Notes the payment of the principal of, premium, if any, and interest on the 1996 Notes and the payment of all other obligations of THC Systems, Inc. arising in connection with the transactions contemplated by the 1996 Note Agreement and (b) Buffalo China, Inc., THC Systems, Inc. and Encore Promotions, Inc. have guaranteed to the holders of the 1992 Notes the payment of the principal of, premium, if any, and interest on the 1992 Notes and the payment of all other obligations of the Parent arising in connection with the transactions contemplated by the 1992 Note Agreement. The Lender Guaranty and the Noteholder Guaranty are each hereinafter referred to as a "Subsidiary Guarantee".

         E. In consideration of the mutual benefit to be provided hereby and intending to be legally bound, the Lenders and the Noteholders have agreed to enter into this Agreement.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. DEFINITIONS.

         The following terms shall have the meanings assigned to them below in this 'SS'1 or in the provisions of this Agreement referred to below:

         "Bankruptcy Proceeding" shall mean, with respect to any person, a general assignment of such person for the benefit of its creditors, or the institution by or against such person of any proceeding seeking relief as debtor, or seeking to adjudicate such person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such person or for any substantial part of its property.

         "Credit Agreement" shall have the meaning assigned thereto in the Recitals hereof.

         "Creditor" shall have the meaning assigned thereto in the introductory paragraph hereto.

         "Excess Sharing Payment" shall mean as to any Creditor an amount equal to the Sharing Payment received by such Creditor less the Pro Rata Share of Sharing Payments to which such Creditor is then entitled.

         "Lender" shall have the meaning assigned thereto in the introductory paragraph hereto.

         "Lender Guaranty" shall have the meaning assigned thereto in the Recitals hereof.

         "Loans" shall have the meaning assigned thereto in the Recitals hereof.

         "1992 Notes" shall have the meaning assigned thereto in the Recitals hereof.

         "1992 Note Agreement" shall have the meaning assigned thereto in the Recitals hereof.

         "1996 Notes" shall have the meaning assigned thereto in the Recitals hereof.

         "1996 Note Agreement" shall have the meaning assigned thereto in the Recitals hereof.

         "Noteholder" shall have the meaning assigned thereto in the introductory paragraph hereto.

         "Noteholder Guaranty" shall have the meaning assigned thereto in the Recitals hereof.

         "Notes" shall have the meaning assigned thereto in the Recitals hereof.

         "Parent" shall have the meaning assigned thereto in the Recitals hereof.

         "Pro Rata Share of Sharing Payments" shall mean as of the date of any Sharing Payment to a Creditor an amount equal to the product obtained by multiplying (x) the amount of all Sharing Payments made to all Creditors concurrently with the payments to such Creditors in connection with the collection of such Sharing Payments by (y) fraction, the numerator of which shall be the Specified Amount owing to such Creditor, and the denominator of which is the aggregate amount of all outstanding Subject Obligations (without giving effect in the denominator to the application of any such Sharing Payments).

         "Receiving Creditor" shall have the meaning assigned thereto in Section 2.

         "Sharing Payment" shall have the meaning assigned thereto in Section 2.

         "Specified Amount" shall mean as to any Creditor the aggregate amount of the Subject Obligations owed to such Creditor.

         "Subject Obligations" shall mean all principal of, premium, if any, and interest on, the Notes and the Loans and all other obligations of THC Systems, Inc. or the Parent under or in respect of the Notes and the Loans and under the Note Agreements and the Credit Agreement; provided that any amount of such Subject Obligations which is not allowed as a claim enforceable against the Parent or THC Systems, Inc. in a Bankruptcy Proceeding under applicable law shall be excluded from the computation of "Subject Obligations" hereunder.

         "Subsidiary Guarantors" shall have the meaning assigned thereto in the Recitals hereof.

         "Subsidiary Guarantee" shall have the meaning assigned thereto in the Recitals hereof.

Section 2. SHARING OF RECOVERIES.

         Each Creditor hereby agrees with each other Creditor that (a) payments made pursuant to terms of a Subsidiary Guarantee or (b) payments (other than regularly scheduled payments of principal and interest) made with respect to the 1996 Notes by THC Systems, Inc. (collectively, "Sharing Payments" or individually, a "Sharing Payment") (x) within 90 days prior to the commencement of a Bankruptcy Proceeding or at any time thereafter with respect to any Subsidiary Guarantor or THC Systems, Inc. (with respect to the 1996 Note Agreement) or the Parent or (y) following the acceleration of the 1992 Notes or the 1996 Notes or the Loans, shall be shared so that each Creditor shall receive its Pro Rata Share of Sharing Payments. Accordingly, each Creditor hereby agrees that in the event (a) an event described in clauses (x) or (y) above shall have occurred, (b) any Creditor shall receive a Sharing Payment (a "Receiving Creditor"), and (c) any other Creditor shall not concurrently receive its Pro Rata Share of Sharing Payments from the same Subsidiary Guarantor or THC Systems, Inc. in connection with Sharing Payments made pursuant to clause (b) above, then the Receiving Creditor shall promptly remit the Excess Sharing Payment to each other Creditor who shall then be entitled thereto so that after giving effect to such payment (and any other payments then being made by any other Receiving Creditor pursuant to this Section 2) each Creditor shall have received its Pro Rata Share of Sharing Payments.

         Any such payments shall be deemed to be and shall be made in consideration of the purchase for cash at face value, but without recourse, ratably from the other Creditors of such amount of the 1992 Notes or the 1996 Notes or Loans (or interest therein), as the case may be, to the extent necessary to cause such Creditor to share such Excess Sharing Payment with the other Creditors as hereinabove provided; provided, however, that if any such purchase or payment is made by any Receiving Creditor and if such Excess Sharing Payment or part thereof is thereafter recovered from such Receiving Creditor by any Subsidiary Guarantor or by THC Systems, Inc. in connection with Sharing Payments made pursuant to clause (b) of the preceding paragraph (including, without limitation, by any trustee in bankruptcy of any Subsidiary Guarantor or any creditor thereof), the related purchase from the other Creditors shall be rescinded ratably and the purchase price restored as to the portion of such Excess Sharing Payment so recovered, but without interest; and provided further nothing herein contained shall obligate any Creditor to resort to any setoff, application of deposit balance or other means of payment or avail itself of any recourse by resort to any property of THC Systems, Inc. or the Parent or any Subsidiary Guarantor, the taking of any such action to remain within the absolute discretion of such Creditor without obligation of any kind to other Creditors to take any such action.

Section 3. AGREEMENTS AMONG THE CREDITORS.

         Section 3.1. Independent Actions by Creditors. Nothing contained in this Agreement shall prohibit any Creditor from accelerating the maturity of, or demanding payment from any Subsidiary Guarantor on, any Subject Obligation of the Parent or THC Systems, Inc. to such Creditor or from instituting legal action against THC Systems, Inc. or the Parent or any Subsidiary Guarantor or THC Systems, Inc. in connection with a Sharing Payment to obtain a judgment or other legal process in respect of such Subject Obligation, but any funds received from any Subsidiary Guarantor or THC Systems, Inc. in connection with a Sharing Payment in connection with any recovery therefrom shall be subject to the terms of this Agreement.

         Section 3.2. Relation of Creditors. This Agreement is entered into solely for the purpose set forth herein, and no Creditor assumes any responsibility to any other party hereto to advise such other party of information known to such other party regarding the financial condition of the Parent, THC Systems, Inc. or any Subsidiary Guarantor or of any other circumstances bearing upon the risk of nonpayment of any Subject Obligation. Each Creditor specifically acknowledges and agrees that nothing contained in this Agreement is or is intended to be for the benefit of THC Systems, Inc. or the Parent or any Subsidiary Guarantor and nothing contained herein shall limit or in any way modify any of the obligations of THC Systems, Inc. or the Parent or any Subsidiary Guarantor to the Creditors.

SECTION 4. MISCELLANEOUS

         Section 4.1. Entire Agreement. This Agreement represents the entire Agreement among the Creditors and, except as otherwise provided, this Agreement may not be altered, amended or modified except in a writing executed by all parties to this Agreement.

         Section 4.2. Notices. Notices hereunder shall be given to the Creditors at their addresses as set forth in the Note Agreements or the Credit Agreement, as the case may be, or at such other address as may be designated by each in a written notice to the other parties hereto.

         Section 4.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Creditors and their respective successors and assigns (including, without limitation, any holder of a participation interest in any Subject Obligation), whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any future holder or holders of any Subject Obligations, and the term "Creditor" shall include any such subsequent holder of Subject Obligations, wherever the context permits.

         Section 4.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

         Section 4.5. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 4.6. Sale of Interest. No Creditor will sell, transfer or otherwise dispose of any interest in the Subject Obligations unless such purchaser or transferee shall agree, in writing, to be bound by the terms of this Agreement.

         Section 4.7. Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth above.


                                      ALLSTATE LIFE INSURANCE COMPANY

                                      By: /s/ RONALD A. MENDEL
                                          --------------------------------------

                                      By: /s/ PATRICIA W. WILSON
                                          --------------------------------------
                                                  Authorized Signatories


                                      ALLSTATE INSURANCE COMPANY

                                      By: /s/ RONALD A. MENDEL
                                          --------------------------------------

                                      By: /s/ PATRICIA W. WILSON
                                          --------------------------------------
                                                  Authorized Signatories


                                      PACIFIC MUTUAL LIFE INSURANCE COMPANY

                                      By: /s/ CATHY SCHWARTZ
                                          --------------------------------------

                                      By: /s/ PETER S. FIEK
                                          --------------------------------------

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth above.


                                   THE CHASE MANHATTAN BANK
                                   (as Administrative Agent and as Lender)

                                   By: /s/ JOSEPH H. ODDO, JR.
                                       -------------------------------
                                   Title: Vice President

                                   HSBC BANK, USA

                                   By: /s/ JOHN R. PENNISI
                                       -------------------------------
                                   Title: Vice President

                                   MANUFACTURERS AND TRADERS TRUST
                                   COMPANY

                                   By: /s/ DANA C. LOUCKS
                                       -------------------------------
                                   Title: Banking Officer

                                   FLEET NATIONAL BANK

                                   By:  /s/ DAVID A. KAVNEY
                                       -------------------------------
                                   Title: Vice President

                                   BANK OF AMERICA, N.A.,

                                   By: /s/ LISA B. CHOI
                                       -------------------------------
                                   Title: Vice President

                                   THE BANK OF NOVA SCOTIA

                                   By: /s/ TODD S. MELLER
                                       -------------------------------
                                   Title Managing Director

                                   EUROPEAN AMERICAN BANK

                                   By: /s/ MARK SAEGER
                                       -------------------------------
                                   Title: Vice President

                                   BANCA NAZIONALE DEL LAVORO

                                   By: /s/ GIULIO GIOVINE
                                       -------------------------------
                                         Title: Vice President

                                   By: /s/ LEONARDO VALENTINI
                                       -------------------------------
                                         Title: First Vice President

                                                                       EXHIBIT D

                       SUBSIDIARY SUBORDINATION AGREEMENT

         This Subsidiary Subordination Agreement (the "Agreement"), dated as of June 2, 2000, is among ONEIDA LTD., a New York corporation ("Borrower"), BUFFALO CHINA, INC., ENCORE PROMOTIONS, INC., and THC SYSTEMS, INC., each a New York corporation (individually, a "Guarantor" and, collectively, the "Guarantors"), and THE CHASE MANHATTAN BANK, as Administrative Agent (the "Administrative Agent") for the Lenders which now or hereafter become parties to the Credit Agreement referred to below (collectively referred to as the "Lenders").

                                    RECITALS

         A. The Lenders, the Administrative Agent and Borrower are parties to a Credit Agreement dated as of June 2, 2000 (as amended, modified or restated from time to time, the "Credit Agreement") establishing a senior unsecured revolving credit facility in an aggregate amount of up to $275,000,000 (which amount may be increased, under certain circumstances, to $285,000,000) in accordance with the terms of the Credit Agreement.

         B. Guarantors are subsidiaries of Borrower. Each of the Guarantors has executed and delivered to the Administrative Agent a Subsidiary Guarantee Agreement dated as of the date hereof (the "Guarantee Agreement") guarantying repayment of the Borrower's obligations under the Credit Agreement.

         D. Borrower from time to time extends credit to the Guarantors in the form of loans, advances, accounts receivable, administrative services and expenses, and other inter-company accommodations made by the Borrower to the Guarantors.

         F. The Lenders, as a condition to entering into the Credit Agreement and providing the loans and advances thereunder, have required the Borrower and the Guarantors to execute and deliver this Agreement.

         NOW, THEREFORE, in order to induce the Lenders to enter into the Credit Agreement and in consideration thereof, the Borrower and the Guarantors agree as follows:

         1.       Definitions.

                  1.1 As used herein, the following terms shall have the following meanings:

                  "Credit Agreement" shall have the meaning given such term in the Recitals.

                  "Event of Default" shall mean an Event of Default as defined in the Credit Agreement (after giving effect to any applicable cure period) which is not waived in writing by the Required Lenders.

                  "Guarantee Agreement" shall have the meaning given to such term in the Recitals.

                  "Guaranteed Obligations" shall have the meaning given to such term in the Guarantee Agreement.

                   "Loan Documents" shall mean all credit accommodations, notes, note agreements, and any other agreements and documents, now or hereafter existing, creating, evidencing, guarantying, securing or relating to any or all of the Senior Liabilities, together with all amendments, modifications, renewals, or extensions thereof.

                  "Required Lenders" Shall have the meaning given to such term in the Credit Agreement.

                   "Senior Liabilities" shall mean all liabilities of the Guarantors to the Administrative Agent and the Lenders under the Guarantee Agreements, including, without limitation, the principal amount of all Guaranteed Obligations and all interest payable in respect thereof, together with all fees, late charges, premiums, costs and expenses payable under the Guarantee Agreements.

                   "Subordinated Liabilities" shall mean all liabilities of each of the Guarantors to the Borrower for loans, advances, accounts receivable, administrative services and expenses, and all other inter-company accommodations, including, without limitation, all amounts in the inter-company account maintained by Borrower on behalf of each of the Guarantors.

                   "Subordinated Loan Documents" shall mean all credit accommodations, notes, loan agreements and any other agreements and documents, now or hereafter existing, creating, evidencing, guarantying, securing or relating to any or all of the Subordinated Liabilities, together with all amendments, modifications, renewals or extensions thereof.

                  1.2 Other capitalized terms used herein which are not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

                  1.3 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Sections, shall be construed to refer to Sections of this Agreement.

          2.       Subordination.

                   2.1 Subordination to Senior Liabilities. Except as set forth in Section 2.2 of this Agreement or as the Required Lenders may hereinafter otherwise expressly consent in writing, the payment of all Subordinated Liabilities shall be postponed and subordinated to the payment in full of all Senior Liabilities, and no payments or other distributions whatsoever, including, without limitation, payments of interest in respect of any Subordinated Liabilities, shall be made, nor shall any property or assets of the Guarantors be applied to the purchase or other acquisition or retirement of any Subordinated Liabilities, nor given as collateral security to secure repayment of same.

                   2.2 Permitted Payments. Notwithstanding anything in Section
2.1 to the contrary, until such time as an Event of Default occurs, Guarantors may make, and Borrower may receive, payments of principal and interest on account of Subordinated Liabilities in a manner consistent with past practice. Upon the occurrence of an Event of Default, all payments on account of Subordinated Liabilities shall automatically cease, and Guarantors shall not make, and Borrower shall not receive, any such payments unless the Lenders shall expressly consent thereto in writing.

                   2.3 Rights of Lenders to Collect Subordinated Liabilities. In the event of, and commencing with the date thereof, any dissolution, winding up, liquidation, reorganization or other similar proceedings relating to any Guarantor or to its creditors or its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of a Guarantor, or any sale of all or substantially all of the assets of a Guarantor), the Senior Liabilities shall first be paid in full before the Borrower shall be entitled to receive and/or to retain any payment or distribution in respect of the Subordinated Liabilities, and in order to implement the foregoing: (i) all payments and distributions of any kind or character in respect of the Subordinated Liabilities to which the Borrower would be entitled but for the provisions of this Agreement will be made directly to the Lenders; and (ii) the Borrower shall promptly file a claim or claims, in the form required in such proceedings, for the full outstanding amount of the Subordinated Liabilities, and shall cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Lenders.

                   2.4 Protection of Lenders' Rights in Subordinated Liabilities. In the event that, after the occurrence of an Event of Default, the Borrower receives any payment or other distribution of any kind or character from any Guarantor or any other source whatsoever in respect of any of the Subordinated Liabilities, other than as expressly permitted by the terms of this Agreement, such payment or other distribution shall be received in trust for the Lenders and promptly turned over by the Borrower to the Administrative Agent. The Borrower will cause to be clearly inserted in any promissory note or other instrument which at any time evidences any of the Subordinated Liabilities a statement to the effect that the payment thereof is subordinated in accordance with the terms of this Agreement. The Borrower will execute such further documents and instruments and take such further action as the Lenders may from time to time reasonably request to carry out the intent of this Agreement. The Borrower hereby irrevocably appoints the Administrative Agent its attorney in fact, said appointment being coupled with an interest, to execute such further documents and instruments and take such further action on behalf of the Borrower as the Administrative Agent may from time to time deem reasonable to carry out the intent of this Agreement, including, without limitation, the actions set forth in Section 2.3 hereof.

                   2.5 Treatment of Payment of Subordinated Liabilities. All payments and distributions received by the Lenders in respect of the Subordinated Liabilities, to the extent received in or converted into cash, may be applied by the Lenders first to the payment of any and all expenses (including attorneys' fees and disbursements and the allocated fees, expenses and cost of in-house counsel) paid or incurred by the Administrative Agent or the Lenders in enforcing this Agreement or in endeavoring to collect or realize upon any of the Subordinated Liabilities, and any balance thereof shall be applied by the Administrative Agent toward the payment of the Senior Liabilities in accordance with the terms of the Credit Agreement.

                   2.6 Prohibition on Changes in Subordinated Liabilities. The Borrower will not, without the prior written consent of the Lenders: (i) cancel, waive, or forgive any Subordinated Liabilities or any rights in respect thereof, or (ii) convert any Subordinated Liabilities into capital stock of the Guarantors.

                   2.7 Continuing Agreement. This Agreement shall in all respects be a continuing agreement and shall remain in full force and effect until all Senior Liabilities have been paid in full.

                   2.8 Permitted Changes in Senior Liabilities. The Lenders may, from time to time, take any or all of the following actions without affecting the subordination set forth in this Agreement: (i) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (ii) retain or obtain the primary or secondary obligation of any other person with respect to any of the Senior Liabilities; (iii) extend, renew, alter or exchange any of the Senior Liabilities; (iv) release or compromise any obligation of any nature of any Guarantor with respect to any of the Senior Liabilities; and (v) release any security interest or lien in, allow a security interest or lien to be unperfected, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend, renew or release, compromise, alter or exchange any obligations of any nature of any Guarantor with respect to any such property.

          3. Representations and Warranties. Each of the Borrower and each Guarantor hereby represents and warrants that: (i) it has the necessary power and capacity to make and perform this Agreement and such making and performance have been duly authorized by all necessary corporate action; (ii) the making and performance of this Agreement does not and will not violate any provision of law or regulation or result in the breach of, or constitute a default or require any consent under, any indenture or other agreement or instrument to which it is a party or by which any of its properties may be bound; and (iii) this Agreement is the legal, valid and binding obligation of the Borrower and each Guarantor, enforceable in accordance with its terms.

                   4. Additional Subordinated Liabilities. If, under the terms of the Credit Agreement, any other Material Domestic Subsidiary of Borrower (as that term is defined in the Credit Agreement) becomes obligated to deliver to the Administrative Agent a written guarantee of amounts due under the Credit Agreement, Borrower agrees to subordinate all liabilities of such Subsidiary to the Borrower for loans, advances, accounts receivable, administrative services and expenses and other inter-company accommodations to the prior payment of the such Subsidiary's liability under the written guarantee. Borrower agrees to execute, and to cause such Subsidiary to execute, a subordination agreement in form and substance similar to this Agreement.

          5.       Miscellaneous.

                   5.1 Remedies Cumulative: No Waiver. The rights, powers and remedies of the Administrative Agent and the Lenders provided in this Agreement and any of the Loan Documents are cumulative and not exclusive of any right, power or remedy provided by law or equity. No failure or delay on the part of the Administrative Agent or the Lenders in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

                   5.2 Notices. Notices and communications under this Agreement shall be in writing and shall be given by: (i) hand delivery, (ii) first class mail (postage prepaid), or (iii) reliable overnight commercial courier (charges prepaid). Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by mail shall be deemed to have been given and received three (3) calendar days after the date first deposited in the United States mail. Notice by hand delivery shall be deemed to have been given and received upon delivery. All notices to the Lenders shall be addressed to the Administrative Agent. Notices shall be sent or delivered to the addresses of the parties set forth in the Credit Agreement or Guarantee Agreements, as the case may be.

                   5.3 Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York without reference to conflict of laws principles.

                   5.4 Integration; Amendment. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof, shall be effective unless set forth in writing and signed by the parties hereto.

                   5.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and permitted assigns.

                   5.6 Severability. The illegality, unenforceability or inconsistency of any provision of this Agreement shall not affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement.

                  5.7 Judicial Proceedings; Waivers. For purposes of this Agreement, the parties hereby irrevocably consent and submit to the nonexclusive jurisdiction and venue of all federal and state courts located in the State of New York. Each party hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of, under or relating to this Agreement or any Loan Document brought in any federal or state court located in the State of New York, and hereby further irrevocably waives (to the fullest extent permitted by applicable law) any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Section shall affect any right that the Administrative Agent and the Lenders may otherwise have to bring any action or proceeding relating to this Agreement against any Guarantor or its properties in any jurisdiction in which it may lawfully do so, provided that no such action or proceeding may be commenced in a court located outside the

United States except an action or proceeding to enforce a judgment rendered by a court in the United States in the courts of another jurisdiction. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT.

                   5.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth above.

                                   ONEIDA LTD.


                                   By:
                                         -------------------------------------
                                      Edward W. Thoma
                                      Corporate Senior Vice President, Finance


                                   BUFFALO CHINA, INC.


                                   By:
                                         -------------------------------------
                                   Title:
                                         -------------------------------------


                                   THC SYSTEMS, INC.


                                   By:
                                         -------------------------------------
                                   Title:
                                         -------------------------------------


                                   ENCORE PROMOTIONS, INC.


                                   By:
                                         -------------------------------------
                                   Title:
                                         -------------------------------------


                                   THE CHASE MANHATTAN BANK,
                                   as Administrative Agent

                                   By:
                                         -------------------------------------
                                         Joseph H. Oddo, Jr.
                                         Vice President

                                                                       EXHIBIT E

                         SUBSIDIARY GUARANTEE AGREEMENT

                  This Subsidiary Guarantee Agreement, dated as of June 2, 2000, is executed by BUFFALO CHINA, INC, ENCORE PROMOTIONS, INC., and THC SYSTEMS INC., each a New York corporation (individually, a "Guarantor" and, collectively, the "Guarantors"), for the benefit of the Persons that now are or at any time hereinafter become party as a Lender to the Credit Agreement referred to below (the "Lenders"), The Chase Manhattan Bank, as Administrative Agent under the Credit Agreement (in such capacity the "Administrative Agent"), and all other present and future holders of any of the Guaranteed Obligations described herein (all such Persons, collectively, including the Lenders and the Administrative Agent, referred to as the "Beneficiaries").

                                    RECITALS

                   A. Guarantor is a wholly owned subsidiary of Oneida Ltd., a New York corporation (the "Borrower"). Borrower has requested that credit be extended to the Borrower on terms and conditions set forth in the Credit Agreement referred to below.

                  B. To induce the Lenders and Administrative Agent to enter into the Credit Agreement and the other Loan Documents, and in consideration thereof and of any and all credit at any time extended thereunder, Guarantor has offered to enter into this Subsidiary Guarantee Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees for the benefit of each of the Beneficiaries as follows:

                   1. Definitions.

                   1.1 The following capitalized terms shall have the meanings set forth below for purposes of this Agreement:

                   "Credit Agreement" means the Credit Agreement dated as of the date hereof between Borrower, the Lenders and the Administrative Agent, as the same may hereafter be amended, modified, extended or restated from time to time.

                   "Discharge of the Guaranteed Obligations" means that all Commitments of the Lenders to extend credit under the Credit Agreement have irrevocably expired or been terminated and all Guaranteed Obligations have been fully, finally and indefeasibly paid in cash.

                   "Guaranteed Obligations" means all debts, liabilities and obligations of Borrower, whether now existing or hereafter incurred at any time or times, direct or indirect, absolute or contingent, secured or unsecured, arising under the Credit Agreement or any of the other Loan Documents, including without limitation all principal, interest, premiums, commitment fees, up- front fees, agency fees, legal fees or other fees and charges payable to the Beneficiaries by the Borrower, and all late charges, penalties and reasonable expenses of collection or enforcement or attempted collection or enforcement thereof, including reasonable fees and disbursements of legal counsel in connection therewith, whether within or apart from any legal action or proceeding.

                   "Loan Documents" means the Credit Agreement and any other agreement, document or instrument executed by the Borrower or any other Person, delivered to the Administrative Agent or any of the Lenders, and pertaining to any Guaranteed Obligations, as the same may hereafter be amended, modified, extended or restated from time to time.

                   "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of a Guarantor, (b) the ability of a Guarantor to perform any of its obligations under this Agreement, or (c) the rights or benefits available to the Beneficiaries under this Agreement.

                  1.2 Other capitalized terms used herein which are not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

                  1.3 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Sections, shall be construed to refer to Sections of this Agreement.

                  2.       Guarantee.

                  2.1 Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees to each of the Beneficiaries the payment in full when due, by acceleration or otherwise, of all Guaranteed Obligations. If an Event of Default occurs and notice of demand for payment under this Agreement is given by the Administrative Agent or the Required Lenders to Guarantors, all liability of Guarantors under this Agreement shall become due and payable, without further notice or demand.

                  2.2 This Agreement constitutes a guarantee of payment and not merely a guarantee of collection. The Beneficiaries shall not be required to commence any action or proceeding to foreclose any security for the payment of the Guaranteed Obligations or to pursue or exhaust any remedies against the Borrower prior to the effectiveness of the Guarantors' obligation to pay the full amount of the Guaranteed Obligations.

                  2.3 This Agreement is a continuing guarantee and shall remain in full force and effect in respect of the Guarantors until the Discharge of the Guaranteed Obligations.

                  2.4 The Guarantors' liability hereunder is in addition to and independent of any other liabilities which the Guarantors have incurred or assumed, or may hereafter incur or assume, by way of endorsement, separate guarantee agreement, or in any other manner, with respect to all or any part of the Guaranteed Obligations. This Agreement does not supersede nor limit any such other liabilities of the Guarantors, and the Beneficiaries' rights and remedies under and pursuant to this Agreement and any such other liabilities are cumulative and may be exercised singly or concurrently.

                  3.       Representation and Warranties.

                  The Guarantors jointly and severally represent and warrant that:

                  3.1 Each Guarantor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority and all licenses, permits and other approvals of any Governmental Authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing could not, individually or in the aggregate, have a Material Adverse Effect, and
(d) is in compliance with all applicable laws, rules and regulations except to the extent that the failure to comply therewith could not, individually or in the aggregate, have a Material Adverse Effect.

                  3.2 Each Guarantor has the corporate power and authority to make, deliver and perform this Agreement and all other Loan Documents to which it is a party, and has taken all necessary corporate action to undertake and pay and perform all of its liabilities and obligations hereunder and has taken all necessary corporate action to authorize the execution, delivery, payment and performance hereof and thereof on the terms and conditions set forth herein and therein. No consent, approval or authorization of, filing with, notice to or other act by any Governmental Authority or any other Person is required by any Guarantor in connection with the execution, delivery and performance of this Agreement.

                  3.3 This Agreement has been duly executed and delivered on behalf of each Guarantor. This Agreement constitutes a legal, valid and binding obligation of each Guarantor enforceable against it in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in equity or at law).

                  3.4 The execution, delivery and performance of this Agreement and other Loan Documents to which each Guarantor is a party will not violate any law, rule or regulation or any indenture, agreement or other instrument to which a Guarantor is a party or by which it or any of its property is bound and will not result in the creation or imposition of any Lien on any of its properties or revenues pursuant to any such law, rule or regulation or any such indenture, agreement or other instrument.

                  3.5 After giving effect to the liability incurred by it under this Agreement and the rights granted to it in Section 5 (including Guarantors' ability to realize upon the rights granted to it under Section 5), (a) the fair value of the assets of each Guarantor, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Guarantor will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Guarantor, on a going concern basis, will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Guarantor will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following such date. If, notwithstanding the foregoing, enforcement of the liability of any Guarantor under this Agreement for the full amount of the Guaranteed Obligations would be an unlawful or voidable transfer under any applicable fraudulent conveyance or fraudulent transfer law or any comparable law, then the liability of such Guarantor hereunder shall be reduced to the highest amount for which such liability may then be enforced without giving rise to an unlawful or voidable transfer under any such law.

                  4.       Guarantee Absolute.

                  4.1 The obligations of the Guarantors hereunder are absolute, unconditional and irrevocable and shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense.

                  4.2 The Beneficiaries may at any time and from time to time without the consent of or notice of any kind to the Guarantors, and without regard to any demands or requests by the Guarantors, take any of the following acts, upon or without any terms or conditions and in whole or in part, without thereby incurring any liability to the Guarantors, impairing the Guarantors' obligations under this Agreement or releasing the Guarantors from this
Agreement:

                   (a) change the rate of interest, penalties, manner, place or terms of payment, change or extend the time of payment of the Guaranteed Obligations, or renew, amend, alter or revoke any commitment, condition, covenant, Event of Default or other provision with respect to any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Agreement shall apply to such Guaranteed Obligations as so changed, extended, renewed, amended or altered;

                   (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof;

                   (c) waive, consent, extend, grant indulgence, compromise, release, discharge or exercise or refrain from exercising any right, remedy, power or privilege under or in respect of the Loan Documents or the Borrower or any other party directly or indirectly liable upon the Guaranteed Obligations;

                   (d) settle or compromise any Guaranteed Obligations, any security therefor, or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of Borrower to creditors of Borrower;

                   (e) apply any sum by whomsoever paid or howsoever realized to such debts, liabilities, obligations, interest, or expenses of collection owing by Borrower or the Guarantor to the Beneficiaries and in such order as the Beneficiaries may elect pursuant to any right of the Beneficiaries, whether guaranteed hereby or not, without regard to any rights of the Guarantor in respect to the application thereof, and regardless of what Guaranteed Obligations or other liability hereunder or portion thereof remains unpaid;

                   (f) omit to collect or enforce any collateral security or other guarantees held by the Beneficiaries without regard to any demand or request by the Guarantor; or

                   (g) fail or omit to perfect any security interest in any collateral for the payment of the Guaranteed Obligations.

              4.3 This Agreement shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any of the following circumstances or conditions whatsoever:

                   (a) any failure, omission or delay on the part of the Beneficiaries to comply with any term of the Loan Documents or any other agreement or instrument applicable to any of the parties to the Loan Documents;

                   (b) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Borrower or the Guarantors or any of their respective properties or any action taken by any trustee or receiver or by any court in any such proceeding; and

                   (c) any limitation on the liability or obligations of the Borrower or any other Person under the Loan Documents or any other Person referred to therein, or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of the Loan Documents other than by reason of a Discharge of the Guaranteed Obligations.

                 4.4 Each Guarantor expressly waives any and all right to notice from the Beneficiaries, the Borrower or any other Person of:

                   (a) any notice of any adverse change in the Borrower's financial condition or of any other fact which might increase the Guarantor's risk;

                   (b) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against the Guarantor, including without limitation, any demand, presentment and protest, proof of notice of nonpayment under the Loan Documents and notice of default or any failure on the part of Borrower or any other Person, to perform and comply with any covenant, agreement, term or condition of the Loan Documents;

                   (c) any notice of any assignment, sale, transfer, participation or other disposition of any right, title or interest in the Loan Documents by the Beneficiaries;

                   (d) any requirement of diligence on the part of the Beneficiaries or any other Person;

                   (e) any requirement to exhaust any remedies or to mitigate the damages resulting from any Default under the Loan Documents; and

                   (f) any other circumstances whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against the Guarantor.

                4.5 If claim is ever made upon a Beneficiary for repayment or recovery of any amount or amounts received by the Beneficiary in payment or on account of any of the Guaranteed Obligations, and such Beneficiary repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Beneficiary or any of the Beneficiary's property, or (b) any settlement or compromise of any such claim effected by the Beneficiary with any such claimant (including Borrower), then and in such event the Guarantors agree that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantors, and notwithstanding any termination hereof or the cancellation of any Guaranteed Obligations, the Guarantors shall be and remain liable to such Beneficiary hereunder for the amounts so repaid or recovered to the same extent as if such amount had never originally been received by the Beneficiary.

                5.    Reimbursement and Contribution Rights

                5.1 Each Guarantor reserves the right to claim reimbursement from the Borrower for the entire amount of any payment made by such Guarantor on account of Guaranteed Obligations pursuant to this Agreement, but such Guarantor agrees that its claim for reimbursement shall not arise until, and is subject in all respects to, Discharge of the Guaranteed Obligations. Accordingly, each Guarantor agrees not to assert, sue upon, collect or otherwise enforce against the Borrower (by set-off or otherwise) any claim for reimbursement on account of any payment made by a Guarantor hereunder until Discharge of the Guaranteed Obligations.

                5.2 Each Guarantor agrees that if the Borrower at any time fails to pay any reimbursement due to a Guarantor as contemplated in subsection
5.1 and such failure continues for a period of 60 days after Discharge of the Guaranteed Obligations, then if and to the extent any such unreimbursed payment due to such Guarantor under this Agreement is such that the Aggregate Unreimbursed Payments of such Guarantor are greater than its Fair Share of the Aggregate Unreimbursed Payments of All Guarantors, the Guarantor shall be entitled to a contribution from each other guarantor in the amount necessary to cause Guarantor's Aggregate Unreimbursed Payments to equal its Fair Share. For these purposes:

                   (i) "Fair Share" means an amount equal to (i) the ratio of
(x) the Adjusted Maximum Amount of a Guarantor to (y) the Adjusted Maximum Amounts of All Guarantors, multiplied by (ii) the Aggregate Unreimbursed Payments of All Guarantors.

                   (ii) "Adjusted Maximum Amount" means the maximum aggregate amount of the liability of a Guarantor under this Subsidiary Guarantee Agreement limited to the extent required under subsection 3.5 (except that, for purposes solely of this calculation, any assets or liabilities arising by virtue of any rights to or obligations of reimbursement or contribution under this subsection
5.2 shall not be counted as assets or liabilities of such Guarantor).

                   (iii) "Aggregate Unreimbursed Payments" means, with respect to a Person as of any date of determination, the aggregate net amount of all payments made on or before such date by such Person under this Subsidiary Guarantee Agreement or any other written instrument providing for the guarantee of the Guaranteed Obligations for which reimbursement by the Borrower to such Person is then due and payable as contemplated in subsection 5.1 but has not been paid.

                   (iv) "All Guarantors" means the Guarantors under this Agreement and any other Person who has entered into a written instrument agreeing to guarantee the Guaranteed Obligations.

The allocation and right of contribution among the Guarantors set forth in this subsection 5.2 shall not in any respect limit the Guarantors' liability under this Subsidiary Guarantee Agreement to the Beneficiaries.

                  5.3 Guarantors hereby waive, release and discharge, absolutely, unconditionally, irrevocably and forever, all rights of recourse, reimbursement, contribution or indemnity and all other claims that Guarantors might otherwise have or acquire against Borrower or any other Person liable for the payment of any of the Guaranteed Obligations (including, without limitation, the owner of any interest in collateral subject to a Lien securing any of the Guaranteed Obligations) and all rights of subrogation that Guarantors might otherwise have or acquire against any Beneficiary by reason of any payment made by Guarantors under this Agreement or otherwise as a result of or in connection with this Agreement, whether such rights or claims are conferred by agreement, implied or created by law or otherwise, except only the reimbursement rights reserved by Guarantors in subsection 5.1 and the contribution rights granted to Guarantors under subsection 5.2.

                  6. Setoff. In the event that any amount becomes due and payable hereunder and the Beneficiaries shall have demanded payment thereof from Guarantors, in addition to all other rights and remedies, the Beneficiaries and each and every affiliate of the Beneficiaries (and any Person holding a participation interest in any of the Guaranteed Obligations) is hereby irrevocably authorized, without prior notice to the Guarantors, to set off any balances held for the account of or any other liability owing by the Beneficiaries or any such affiliate or participant to Guarantors at any of their offices against any of the Guaranteed Obligations, as the Beneficiaries or such affiliate or participant may elect.

                  7. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the Guarantors hereto shall be in writing (including teletransmissions), shall be given or made at the address or telecopier number set forth on the signature page hereto, or at such other address or telecopier number as Guarantors may hereafter specify to the Administrative Agent in writing, and (unless otherwise specified herein) shall be deemed delivered on receipt if teletransmitted or delivered by hand or five Business Days after mailing, and all mailed notices shall be by registered mail, postage prepaid.

                  8. Expenses. Guarantors shall be jointly and severally liable to the Beneficiaries and shall pay to the Beneficiaries immediately on demand all costs and expenses of the Beneficiaries, including all reasonable fees and disbursements of the Beneficiaries' counsel incurred in the collection or enforcement or attempted collection or attempted enforcement of the Beneficiaries' rights under this Agreement.

                  9. No Waiver of Remedies. No failure to exercise and no delay in exercising, on the part of the Beneficiaries, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                   10. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to any conflicts-of-laws rules.

                   11. Entire Agreement; Modifications. This Agreement contains the entire agreement between the Beneficiaries and the Guarantors with respect to all subject matters contained herein. This Agreement cannot be amended, modified or changed in any way except by a written instrument executed by Guarantors and accepted by the Administrative Agent.

                   12. Successors and Assigns. The covenants, representations, warranties and agreements herein set forth shall be binding upon the Guarantors and their successors and assigns and shall inure to the benefit of the Beneficiaries, their successors and assigns.

                   13. Severability. The unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

                   14. Jurisdiction and Venue. For purposes of this Agreement, each of the Guarantors and the Beneficiaries hereby irrevocably consents and submits to the nonexclusive jurisdiction and venue of all federal and



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


state courts located in the State of New York. At the Beneficiaries' option, the Guarantors may be joined in any action or proceeding commenced by the Beneficiaries against Borrower in connection with or based on the Loan Documents to which Borrower is a party, or any provision of any thereof, and recovery may be had against the Guarantors in such action or proceeding or in any independent action or proceeding against the Guarantors, without any requirement that the Beneficiaries first assert, prosecute or exhaust any remedy or claim against Borrower. Each Guarantor and each Beneficiary hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of, under or relating to this Agreement or any Loan Document brought in any federal or state court located in the State of New York, and hereby further irrevocably waives (to the fullest extent permitted by applicable law) any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Section shall affect any right that the Beneficiaries may otherwise have to bring any action or proceeding relating to this Agreement against any Guarantor or its properties in any jurisdiction in which it may lawfully do so, provided that no such action or proceeding may be commenced in a court located outside the United States except an action or proceeding to enforce a judgment rendered by a court in the United States in the courts of another jurisdiction. EACH GUARANTOR AND EACH BENEFICIARY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT.

                   IN WITNESS WHEREOF, the Guarantors have executed this Subsidiary Guarantee Agreement as of the date first written above.

                                     BUFFALO CHINA, INC.


                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:
                                     Address:   163-181 Kenwood Ave.
                                                Oneida, New York 13421
                                     Telecopier (fax) #: (315) 361-3700


                                     THC SYSTEMS INC.


                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:
                                     Address:   163-181 Kenwood Ave.
                                                Oneida, New York 13421
                                     Telecopier (fax) #: (315) 361-3700


                                     ENCORE PROMOTIONS, INC.

                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:
                                     Address:   163-181 Kenwood Ave.
                                                Oneida, New York 13421
                                     Telecopier (fax) #: (315) 361-3700


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